Exhibit 10.6

Contract INM-CO/03-3723 November 2003

CONTRACT

FOR

LAUNCH SERVICES

BETWEEN

SEA LAUNCH LIMITED PARTNERSHIP

Acting through its General Partner

SEA LAUNCH COMPANY, L.L.C.

AND

INMARSAT LIMITED

Proprietary & Confidential

CONTRACT FOR LAUNCH SERVICES

This Contract is made and entered into by and between Sea Launch Limited Partnership, an exempted limited partnership organized under the laws of the Cayman Islands acting through its General Partner, Sea Launch Company, L.L.C., a United States limited liability company organized under the laws of the State of Delaware (“Sea Launch”) and having offices in Long Beach, California; and Inmarsat Limited, a limited liability company incorporated under the laws of England and Wales whose registered office is at 99 City Road, London EC1Y 1AX, England, (“Inmarsat”).

ARTICLE 1 — DEFINITIONS

The terms used in the Contract shall have the following definitions:

1.1           Assembly and Command Ship or “ACS” means the ship, ““Commander”, which serves as the facility for assembly, processing and checkout of the Launch Vehicle; houses the Launch Control Center; acts as the base for tracking the initial ascent of the Launch Vehicle; and, provides accommodations for marine and launch crews.

1.2           Business Day means any day other than the following:  a Saturday, Sunday, and any other day that is a Legal Bank Holiday as defined in 1.25 below.

1.3           Contract means this Contract as defined in Article 2, Contractual Documents.

1.4           Constructive Total Failure means a Constructive Total Loss due to performance of the Launch Vehicle.

1.5           Constructive Total Loss shall have the meaning assigned to the term “Constructive Total Loss” in Inmarsat’s policy of Launch and In-Orbit Insurance in place at the time of Launch.  Inmarsat shall provide a copy of such definition to Sea Launch promptly after the issuance of such policy of Launch and In-Orbit Insurance.

1.6           Day or day means a calendar day unless otherwise indicated.

1.7           Effective Date means the date of last signature by an authorized representative of Sea Launch or Inmarsat.

1.8           Home Port means the payload processing area and surrounding facilities for the loading and unloading of the Launch Vehicle and Spacecraft on the Assembly and Command Ship and the Launch Platform.

1.9           Interface Control Document or “ICD” means the document implementing the IRD (defined below) that defines in detail the interface between Inmarsat provided spacecraft and the launch vehicle needs and accommodations of the specific mission.

1.10         Interface Requirement Document or “IRD” means the document that defines the requirements between the Inmarsat provided Spacecraft and the Launch Vehicle needs and accommodations for the specific mission, version 2 issue 2 dated February 2002 amended by an Inmarsat-4 technical note entitled “Programme Main Technical Issues” dated January 31, 2003 and any other changes agreed between the parties.

1.11         Launch means the point in time when the electronic signal sent to command the opening of any first stage propellant valves is received by the Launch Vehicle, as verified by either the flow of propellant/oxidizer, or telemetry indicating that the signal reached the propellant valve.  A Launch is deemed not to have occurred in the event of a Terminated Ignition.

1.12         Launch and In-Orbit Insurance means insurance covering the risks of Launch and the risks of in-orbit failures with respect to partial loss, constructive total loss and total loss of the Spacecraft.

1.13         Launch Base means the Sea Launch marine launch platform from which the Launch will take place, as well as the Assembly and Command ship from which Launch operations will be directed and monitored.

1.14         Launch Day means the calendar day within the Launch Slot established for the Launch pursuant to the Contract.

1.15         Launch Opportunity means the availability of a position in the Sea Launch manifest for the Launch of the Spacecraft, and is based upon these criteria: 1) adequate time to make the necessary preparations for the Launch; and 2) existing binding commitments to other Sea Launch customers.

1.16         Launch Period means a period of time of not less than ninety (90) days as established in Article 6 during which the Launch will occur.

1.17         Launch Platform or “LP” means the marine platform, “Odyssey”, from which the Launch is conducted.

1.18         Launch Schedule means the then current Launch Period or the then current Launch Slot or Launch Day, if established.

1.19         Launch Services means the services provided by Sea Launch as defined in Article 3, Services To Be Provided by Sea Launch.

1.20         Launch Site means the geographic location on the equator from which the Launch will take place. Specifically, 0 degrees N latitude, 154 degrees W longitude.

1.21         Launch Slot means a thirty (30) day period of time within the Launch Period during which the Launch will occur.

1.22         Launch Vehicle means the standard expendable 6000kg launch vehicle Zenit 3SL, utilized by Sea Launch to perform the Launch of the Spacecraft, as described in Rev C of the Sea Launch User’s Guide.

1.23         Launch Vehicle Performance means:

1.23.1      The environmental conditions experienced by the Spacecraft as measured and recorded by Sea Launch via telemetry. Sea Launch uses the measurements to ascertain compliance with the environments agreed to by the Parties in the Interface Control Document (ICD).

1.23.2      If applicable, the functional interface between the Launch Vehicle and the Spacecraft as measured and recorded by Sea Launch via telemetry. Sea Launch uses such measurements to ascertain compliance with the functional interface requirements agreed to by the Parties in the Interface Control Document (ICD).

1.23.3      The Spacecraft injection orbit parameters as measured and recorded by Sea Launch via telemetry. Sea Launch uses the measurements to ascertain compliance with the injection orbit parameters as agreed to by the Parties in the Interface Control Document (ICD).

1.24         Launch Window means a specific daily time period or periods within each of one or more potential Launch Days during which the Launch can occur to meet mission requirements.

1.25         Legal Bank Holiday means any day on which national banks are authorized to be closed in New York City, New York, USA and/or in the United Kingdom.

1.26         Licensed Launch Activities means the launch of a launch vehicle as defined in the Commercial Space Transportation Licensing Regulations or the applicable license issued by the Associate Administrator for Commercial Space Transportation and as carried out pursuant to such license, and shall include all launch and pre-launch activities carried out pursuant to such license wherever performed (whether in the U.S. or elsewhere).

1.27         Option Launch means the ability of Inmarsat pursuant to Article 6.1.1 to order from Sea Launch an additional Launch Service to be performed for a substantially similar spacecraft under the same terms and conditions as the Launch Service covered by this Contract

1.28         Partial Failure means a Partial Loss due to performance of the Launch Vehicle.

1.29         Partial Loss shall have the meaning assigned to the term “Partial Loss” in Inmarsat’s policy of Launch and In-Orbit Insurance in place at the time of Launch.  Inmarsat shall provide a copy of such definition to Sea Launch promptly after the issuance of such policy of Launch and In-Orbit Insurance.

1.30         Party or Parties means Sea Launch or Inmarsat or both depending on the context.

1.31         Payload means the Spacecraft supplied by Inmarsat to be launched on the Launch Vehicle.

1.32         Postlaunch Services means the reports and range services as defined in the Statement of Work that are to be provided by Sea Launch to Inmarsat after Launch.

1.33         Related Third Parties means any of the following parties, but in each case only if such party is involved in Licensed Launch Activities:

1.33.1      Employees, directors, officers or agents of Sea Launch or Inmarsat, including its or their affiliates, parents or partner entities;

1.33.2      Customers of Sea Launch and the employees of those customers;

1.33.3      Contractors and subcontractors at any tier of Sea Launch or Inmarsat and the employees of those contractors and subcontractors; and

1.33.4      Any party with a financial interest in Sea Launch, Inmarsat, the Launch Vehicle, or the Payload.

1.34         Spacecraft Separation means the physical separation of the spacecraft from the Launch Vehicle pursuant to the command activating the separation system that releases the spacecraft.

1.35         Spacecraft means the hardware supplied by Inmarsat for Launch by Sea Launch pursuant to the Contract and which is compatible with the Launch Vehicle.

1.36         Successful Launch Service means that from Launch to Spacecraft Separation the Launch Vehicle performed in such a manner that did not result in a Constructive Total Failure, a Total Failure or a Partial Failure.

1.37         Terminated Ignition means following the time when the electronic signal is sent to command the opening of any first stage propellant valves, the first stage engines of the Launch Vehicle have been shut down for any reason before the hold down mechanism is released and the pad is officially declared safe by Sea Launch.

1.38         Third Party means any individual or legal entity other than the Parties or Related Third Parties.

1.39         Total Failure means a Total Loss due to performance of the Launch Vehicle.

1.40         Total Loss shall have the meaning assigned to the term “Total Loss” in Inmarsat’s policy of Launch and In-Orbit Insurance in place at the time of Launch.  Inmarsat shall provide a copy of such definition to Sea Launch promptly after the issuance of such policy of Launch and In-Orbit Insurance.

ARTICLE 2 — CONTRACTUAL DOCUMENTS

2.1           This Contract shall consist of the following documents:

2.1.1.       General Provisions, Articles 1 through 26

2.1.2.       Statement of Work and ICD

2.1.2.1.            Until such time as the ICD is signed by Inmarsat, Sea Launch and EADS Astrium the IRD shall be included as a Contract document.  Once executed by the Parties the ICD shall replace the IRD.

2.1.3.       Sea Launch Launch Procedures SLP-MP-02-TBD.

2.2           In the event of conflict between the General Provisions and the Statement of Work the General Provisions shall have precedence over the Statement of Work. During the countdown to the actual launch SLP-MP-02-TBD shall have precedence over the General Provisions and the Statement of Work.

ARTICLE 3 — SERVICES TO BE PROVIDED BY SEA LAUNCH

3.1           Sea Launch shall provide Launch Services for the Launch of the Inmarsat Spacecraft provided by Inmarsat in accordance with the Statement of Work.  Except for Postlaunch Services as specified herein, Launch Services provided under the Contract shall be deemed to have been completed upon Launch.

3.2           The Launch Service provided by Sea Launch under this Contract shall include one (1) round trip transit of the Assembly and Command Ship and Launch Platform between Home Port and the Launch Site. To the extent that Sea Launch requests or experiences a postponement pursuant to Article 7, Launch Postponements of this Contract after the departure of the ACS and the LP from Home Port, Sea Launch will bear the additional costs between Home Port and the Launch Site. If after departure of either vessel, Inmarsat requests a postponement that results in the vessels return to Home Port, Inmarsat shall bear the actual additional costs, not to exceed $6,000,000 per such Inmarsat requested postponement that occurs after the departure of either vessel.  The actual, additional costs shall be reasonable and auditable and shall be reviewed with Inmarsat prior to submission of invoice.  The payment for such costs shall be payable by Inmarsat thirty days after submission of an invoice.

ARTICLE 4 — CONTRACT PRICE

4.1           The Contract price is as follows:

One Firm launch of an Inmarsat-4/EADS Astrium Spacecraft                                                                                                                                                                    ****

Option for a second, ****

****                                                                                                                                                                                                                                                                                                                                                                                                                                                                      ****

4.2           Taxes

The Launch Services prices set forth above include all taxes, duties and other levies imposed on any Sea Launch furnished service or materials by the U. S. Government and/or any political subdivisions thereof; but exclude any taxes, duties, or other levies that may be imposed on any Inmarsat-furnished Spacecraft, support equipment, or material used in the transportation of Inmarsat-furnished Spacecraft or support equipment.  Any taxes, duties, or other levies imposed on any Inmarsat-furnished Spacecraft, support equipment, or material used in the transportation of Inmarsat-furnished Spacecraft or support equipment that become the obligation of Sea Launch to pay, will be reimbursed by Inmarsat to Sea Launch within thirty (30) days of the receipt of Sea Launch’s request for payment

4.3           All prices, payments and other figures of a financial nature are quoted in U.S. dollars. All payments made under this contract shall be in U.S. dollars.

ARTICLE 5 — PAYMENTS

5.1           Inmarsat shall pay the Contract Price in U.S. dollars as follows:

(i)            Inmarsat will make an initial payment of **** save as otherwise provided in this Contract and ****.  Upon exercise by Inmarsat of its option for a launch of a second **** spacecraft, and immediately upon presentation of an invoice from Sea Launch, Inmarsat shall make an initial payment of ****.  Thereafter, the payment terms of Article 5.1 (ii) below shall apply for such Option Launch.

(ii)           Inmarsat shall make the balance of the payments of the Contract Price for the Launch in **** payments, beginning **** days prior to the first day of the Launch Period as specified in Article 6, where “L” means the first day of the Launch Period, Launch Slot, or Launch Day as applicable, and in accordance with the following payment schedule:

Event/Date	Payment
L**** Days	****
Launch **** days	****

****

5.2           Sea Launch shall submit invoices to Inmarsat thirty (30) days in advance of the scheduled due date.  If the due date falls on a Saturday, Sunday, or Legal Bank Holiday, payment is due on the following Business Day.

5.3           Payment shall be made by electronic bank transfer, free of charge to Sea Launch, in the amount specified in the invoice and pursuant to the instructions contained in the invoice.  Payment shall be deemed to have been made when credit for the payable amount has been established in the payee’s designated bank account.

5.4           In the event payment has not been received by Sea Launch by the due date, or has been received in part only, Inmarsat shall pay Sea Launch interest on any unpaid amount based on the interest rate charged by Citibank of New York City to its preferred Customer’s (the prime rate) plus ****.  All payments then due and owing must be made prior to the departure of the Launch Platform from Home Port.

5.5.          In the event Inmarsat requests a postponement or postponements pursuant to paragraph 7.1 of Article 7, Launch Postponements, including any postponements due to excusable delay, for every **** months of postponement requested by Inmarsat from the originally contracted for nominal **** Launch Period unless **** is selected by Inmarsat as the applicable Launch Period, Inmarsat shall pay Sea Launch the sum of **** and each **** payment for each requested **** month postponement period(s) shall accordingly reduce the payment due to Sea Launch at **** days by the corresponding amount.  Payment of the required **** for each **** months of postponement shall be due and payable within thirty (30) days of the date of receipt of invoice from Sea Launch.

5.6           In the event that one Party has not paid the second Party any amount that is due and payable to the second Party under this Contract, such second Party shall have the right to **** such amount against any payment(s) due and payable or to become due and payable to the first Party, provided, however, any amount being disputed under Article 21 of this Contract shall not be considered due and payable until the dispute is finally resolved. In the event an undisputed payment has not been received by the due date, or has been received in part only, the Party owing the money shall pay the receiving Party interest on any unpaid amount based on the interest rate charged by Citibank of New York City to its preferred Customer’s (the prime rate) plus ****.

5.7           No payment made under this Contract shall relieve Sea Launch of any of its obligations under this Contract.

ARTICLE 6 — LAUNCH SCHEDULE

6.1           The Launch of the Spacecraft shall take place during the following Launch Period(s):

Launch	Launch Period

Inmarsat-4/EADS Astrium F-1	Oct 1, 2004 – Dec 31, 2004

Inmarsat-4/EADS Astrium F-2	Jan 1, 2005 – Mar 31, 2005

Option Launch Inmarsat-4/EADS Astrium F-3	Jul 1, 2005 – Sep 30, 2005

Nominally F-2 shall be the applicable Launch Period, however, Inmarsat shall notify Sea Launch in writing no later than April 1, 2004 which of the above Launch Periods Inmarsat intends to utilize for the Launch of the Spacecraft.

6.1.1        In order to preserve the Launch Period for the Option Launch, Inmarsat shall exercise its option, in writing, within thirty (30) days of the launch of Inmarsat-4/EADS Astrium F-1.  Sea Launch shall be free to re-allocate launch vehicle hardware for the Option Launch, once assigned pursuant to the Statement of Work, upon expiration of this option.

6.1.2        Inmarsat shall also have the right to exercise an option for the launch of Inmarsat-4/EADS Astrium F-3 at any time till the end of December 2006 at the price specified herein for F-3 and upon the same terms and conditions of this Conract for the Launch Services.

6.2           Sea Launch shall submit a proposed Launch Slot to Inmarsat within 30 days of Inmarsat’s notifcation of the selection of the Launch Period for either F-1 or F-2, and for F-3, after exercise of Option Launch. .

6.3           Sea Launch shall submit a proposed Launch Day to Inmarsat at least ninety (90) days prior to the first day of the Launch Slot. The Launch Day shall be determined by mutual agreement of the Parties at least seventy-five (75) days prior to the first day of the Launch Slot based on the availability of Launch Opportunities. Upon commitment to a Launch Day, Inmarsat agrees to deliver the satellite to Sea Launch’s Home Port no later than 45-days prior to the Launch Day.

6.4           The Launch Window shall be determined by mutual agreement of the Parties no later than forty-five (45) days prior to the Launch Day based on the availability of Launch Opportunities.

6.5           The following rules shall govern the establishment of Launch Schedule priorities between Sea Launch, Inmarsat, and third party customers of Sea Launch, excluding any commitments or obligations by Sea Launch prior to the effective date of this Agreement:

(i)            In the event of a Sea Launch postponement, for any reason, the launching order remains in effect as of the date of Sea Launch’s postponement, excluding the following:

a.     Scientific missions, which are time sensitive in nature, shall not be postponed;

b.     Reflight or Replacement launches due to previous launch failures shall be initially scheduled on a priority basis.  After the initial scheduling procedure, a Reflight or Replacement launch shall maintain its position in the launching order and shall be treated as a standard Launch Service for any subsequent Sea Launch postponement.

(ii)           In the event of a scheduling conflict during the initial scheduling of a Launch Period or Launch Slot due to overlapping Launch Slots between two or more customers, the Sea Launch customer with the earlier Contract effectivity date (i.e. contract award date or option exercise date) shall have precedence.

(iii)          In the event of a scheduling conflict during the scheduling of a Launch Period or Launch Slot due to a postponement or delivery of the Spacecraft to Home Port after the date specified in Article 6.3 by Inmarsat or due to a postponement by any other Sea Launch customer, the Sea Launch customer (i.e. Inmarsat or third party customer) initially scheduled for the Launch Period or Launch Slot shall have precedence.

6.6           Inmarsat shall notify Sea Launch ten (10) days prior to delivery of the spacecraft to either Home Port or to a local airport. Except for delays that are Excusable Delays as defined in Article 8, Excusable Delays, if Inmarsat fails to deliver the Spacecraft within the period specified in paragraph 6.3 of this Article and in accordance with the notification required in this paragraph, Sea Launch may, depending on manifest constraints, treat the late delivery of the Spacecraft or the inability to export the Spacecraft within the same timeframe as a postponement by Inmarsat in accordance with Article 7, Launch Postponements .

ARTICLE 7 — LAUNCH POSTPONEMENTS

7.1           Postponements requested by Inmarsat

7.1.1        Prior to the departure of the Launch Platform from Home Port to the launch site, Inmarsat may request a change to the Launch Schedule for any reason by providing written notice of any desired change. Inmarsat must request a change as soon as Inmarsat has reason to believe that Inmarsat will not be able to maintain the current Launch Schedule. At the time of the request for a change, Inmarsat will propose a new Launch Schedule that Inmarsat is ready and able to maintain. Within thirty (30) days of the receipt of the written request for a Launch Schedule change, Sea Launch will either inform Inmarsat that a Launch Opportunity is available as requested or will propose an alternative Launch Schedule as close as possible to the Launch Schedule requested by Inmarsat. If an alternative Launch Schedule is proposed by Sea Launch, Inmarsat will within thirty (30) days respond by either accepting the alternative Launch Schedule proposed by Sea Launch or by proposing another Launch Schedule. This process shall continue until the Parties come to agreement on the Launch Schedule.

7.1.2        If after departure of either vessel from Home Port, Inmarsat requests a postponement that results in a delay of the Launch which requires the vessels to return to Home Port, Inmarsat shall bear the actual additional costs, not to exceed **** per such Inmarsat requested postponement which occurs after the departure of either vessel. The actual additional costs shall be reasonable, auditable and reviewed with Inmarsat prior to submission of invoice.

7.1.3        In the event, that a single postponement or cumulative postponements by Inmarsat exceed eighteen (18) months for a Launch, the exclusive right and remedy of Sea Launch shall be either renegotiation of the Contract, including price and terms, or termination in accordance with Paragraph 14.2 of Article 14, Termination.

7.2           Postponements requested by Sea Launch

7.2.1        Sea Launch may request a change to the Launch Schedule in the event that a Launch Opportunity does not exist within the current Launch Schedule. Sea Launch will provide written notice of any desired change as soon as Sea Launch knows that a Launch Opportunity will not be available. Sea Launch will propose a new Launch Schedule at the time of the request for a change. Within thirty (30) days of the receipt of the written request for a Launch Schedule change, Inmarsat will either accept the alternative Launch Schedule proposed by Sea Launch or will propose another Launch Schedule.

7.2.2        Postponements by Sea Launch under this Article shall not exceed a total of nine (9) months for any Launch. In the event that a single postponement or cumulative postponements exceed nine (9) months for a Launch, the exclusive right and remedy of Inmarsat shall be either renegotiation of the Contract, including price and terms, or termination in accordance with Paragraph 14.1 of Article 14, Termination.

7.3           The length of a postponement under this Article is measured from the first day of the then current Launch Schedule to the first day of the Launch Schedule proposed in conjunction with the initial request for a change. Days during which an excusable delay exists as defined in Article 8, Excusable Delays, and which affect the Launch Schedule of the postponed launch, are not included in determining the length of a postponement under this Article.

ARTICLE 8 — EXCUSABLE DELAYS

8.1           Neither Sea Launch nor Inmarsat shall be liable to the other in the event of a delay in the performance of its obligation or commitments, and the date on which those obligations are to be fulfilled shall be extended for a period of time equal to that caused by the delay, when the delay is considered to be an excusable delay, that is due to causes beyond the control of Sea Launch or Inmarsat as the case may be, and not due to their fault or negligence in reasonably anticipating and avoiding such delays.  Sea Launch and Inmarsat shall use its reasonable efforts to reduce the schedule impacts of such delays. Such excusable delays also include the excusable delays of subcontractors when the item(s) or service(s) provided by the subcontractor cannot be reasonably obtained from other sources.  Such excusable delays shall include, but not be limited to: acts of God; fires; interruptions of essential services such as electricity, natural gas, fuels and water; adverse weather or launch safety conditions that do not permit Launch, any condition which jeopardizes the safety of the employees of Sea Launch or Inmarsat or their subcontractors; acts (including delay or failure to act) of any governmental authority (de jure or de facto, but not export controls except as specified in Article 11, Permits and Approvals), embargoes, strikes or labor stoppages (except those that affect only the workforce of Sea Launch or its sub-contractors); wars; riots; revolutions, terrorism, and hijacking

8.2           The inability of Sea Launch to perform due to any export control restrictions or delays caused by or arising from assignment of this Contract in whole or in part by Inmarsat pursuant to Article 19, Assignment shall be an excusable delay event.

ARTICLE 9 — OBLIGATIONS BEFORE AND AFTER LAUNCH

9.1           Sea Launch shall provide to Inmarsat and Inmarsat shall provide to Sea Launch the data, hardware and services identified in the Statement of Work according to the schedules provided therein.  The data, hardware and services will be received in a condition suitable for their intended use as defined by the requirements of the Statement of Work.  In the event that the data, hardware or services are not received according to their schedule or requirements, and the non-availability will affect the Launch Schedule, the following procedure shall apply:

(i)        The Party receiving or failing to receive the data, hardware or services shall promptly notify the other Party including a statement of the discrepancy and recommended solutions.  The Party receiving the notification shall provide written direction to the other Party on how to proceed, considering the recommendations of the other Party, within seven (7) days of the receipt of notice.

(ii)       The Party receiving or failing to receive the data, hardware or services shall use its best efforts to continue its obligations under the Contract without affecting the Launch Schedule.  If, however, this is not possible despite the best efforts of the receiving Party, and the Launch Schedule is affected as a result of the failure of one Party to deliver the data, hardware or services in accordance with the schedule or requirements of the Statement of Work, then a Launch postponement shall be declared by the receiving Party and such delay shall be considered a delay under the appropriate provisions of Article 7, Launch Postponements by the Party providing or failing to provide the data, hardware or services.

9.2           The Parties recognize that Sea Launch has no ability to alter the performance or in any way correct any defect in the Launch Vehicle after Launch.  An agreement by Inmarsat to conduct the Launch, given at the final launch readiness review, shall constitute a waiver by Inmarsat of any claim that the Launch Vehicle or Launch Services do not meet the requirements of the Statement of Work, or that the Launch Vehicle or Launch Services are not otherwise suitable for their intended purpose.  Except for Postlaunch Services, the sole liability or obligation of Sea Launch for performance subsequent to Launch is to provide a replacement launch in accordance with Article 13, Replacement Launch.

ARTICLE 10 — COMMUNICATION and COORDINATION BETWEEN SEA LAUNCH and INMARSAT

10.1         All notices and communications between the Parties relating to financial, contractual or administrative matters of the Contract that are required or permitted under the Contract, in order to be given effect, shall be in writing and shall be addressed as listed below.

All Notices to Sea Launch:	Sea Launch Company, L.L.C.
One World Trade Center
Suite 950
Long Beach, California 90831-0950
	Attention:	Cynthia M. Childs
Director, Project Development
Phone: (562) 499-4714
Fax: (562) 499-4755
Email:cynthia.childs@sea-launch.com

Notices to Inmarsat:	Inmarsat Limited
99 City Road,
London, EC1Y 1AX
England
	Attention:	Tommy Smith
Senior Contracts Manager
Phone: +44 (0) 20 7728 1278
Fax: +44 (0) 20 7728 1612
Switchboard: +44 (0) 20 7728 1000
Email: tommy_smith@inmarsat.com

10.2         Sea Launch and Inmarsat each shall designate a Mission Manager no later than one (1) month after the effective date of the Contract.  The task of each of the Mission Managers shall be to supervise and coordinate the respective responsibilities of the Parties.  Neither Mission Manager is authorized to direct work contrary to the requirements of the Contract or to make modifications to the Contract.  Each Party may replace its Mission Manager provided the other Party has received notification in writing of such action.

10.3         All documentation, notices, reports and correspondence required pursuant to the Contract shall be submitted and maintained in the English language.  All communication at the Home Port and Launch Base between the Parties and with Related Third Parties and between the personnel of the Parties or Related Third Parties shall be in English.  The Parties shall mutually agree upon standards for transliteration and translation of non-English information.

ARTICLE 11 — PERMITS AND APPROVALS

11.1         Each Party is responsible for obtaining in a timely manner, all necessary licenses, permits, approvals, and authorizations to perform its respective obligations under the Contract.  Each Party agrees to timely assist and support the other Party to the extent practicable, in obtaining such licenses, permits, approvals, and authorizations.  Any failure to obtain or maintain such licenses, permits, approvals, and authorizations shall be treated as follows:

(i)            If such failure is attributable to lack of due diligence by Sea Launch, Article 14 ..1.1 shall apply;

(ii)           If each Party has affirmatively acted with due diligence, and its failure to obtain or maintain the necessary governmental authorizations is attributable to causes beyond the Party’s reasonable control and is not the result of any act or omission on the part of such Party, Article 8.1 shall apply.

ARTICLE 12 — TITLE TO PROPERTY

12.1         Inmarsat understands and agrees that at no time does Inmarsat obtain title to or any ownership of or any other legal or equitable right or interest in or to any part of any Launch Vehicle, or in any other property of Sea Launch including without limitation hardware used or furnished by Sea Launch in providing Launch Services under this Contract.  Such property of Sea Launch shall be considered between the Parties to be the property of Sea Launch.

12.2         Sea Launch understands and agrees that at no time does Sea Launch obtain title to or any ownership of or any other legal or equitable right or interest in or to any property of Inmarsat or any part thereof including without limitation hardware used or furnished in performing the obligations of Inmarsat hereunder.  Such property of Inmarsat shall be considered between the Parties to be the property of Inmarsat.

ARTICLE 13 — REPLACEMENT LAUNCH

13.1         Inmarsat may request a replacement launch in the event of a Total Failure or Constructive Total Failure.

13.2         The request for a replacement launch must be in writing and received by Sea Launch no later than ninety (90) days after the determination of a Total Failure or Constructive Total Failure.  The request shall indicate the Launch Period desired for the replacement launch.

13.3         Sea Launch shall inform Inmarsat, after receipt of the request, if a Launch Opportunity exists in the requested Launch Period.  If a Launch Opportunity does not exist in the requested Launch Period, the Parties will negotiate in good faith to reach a mutually acceptable Launch Period.

13.4         Any agreement reached by the Parties on a replacement launch shall be in writing.  The replacement launch shall be provided in accordance with the terms and conditions of the Contract.

13.5         The configuration and mission requirements of the Spacecraft selected by Inmarsat for the replacement launch shall be sufficiently similar to avoid any need for mission analysis or for Launch Vehicle or interface changes.

13.6         Inmarsat shall pay Sea Launch the same price for the replacement launch as paid for the Launch declared a Total Failure or Constructive Total Failure, subject to escalation at a rate of **** per year calculated from the first day of the Launch Period established at the time of Contract award to the first day of the Launch Period agreed upon by the Parties in accordance with Paragraph 13.3.

13.7         Inmarsat shall make payment for the replacement launch in accordance with the payment schedule set forth in Article 5, Payments.  Inmarsat shall make the initial payment at the time of the written agreement establishing the Launch Period of the replacement launch in accordance with Paragraph 13.3.  The initial payment shall include all past due sums.

13.8         The remedies set forth in this Article 13 shall constitute the sole and exclusive remedies of Inmarsat for Total Failure or Constructive Total Failure.

ARTICLE 14 — TERMINATION

14.1         Termination by Inmarsat

14.1.1      Prior to Launch Inmarsat shall have the right to terminate this Contract in whole or in part, for default, and shall be entitled to a refund of **** within thirty (30) days of the date of such termination, in the event that:

(i)            Sea Launch is in breach of a material term or condition of this Contract;

(ii)           Sea Launch has failed to comply with the following event milestones:

a.     The Launch Vehicle hardware shall be delivered to the Sea Launch Home Port no later than **** days;

b.     The Payload accommodation unit shall be delivered to the Sea Launch Home Port no later than **** days;

c.     The monthly flight designs shall be completed by five months prior to the beginning of the then current Launch Period.

d.     The allocation of the Inmarsat specific flight hardware shall be accomplished by execution of this Contract plus ****;

e.     The Sea Launch hardware necessary to perform the interface tests specified in Article 2.3.3 of the Statement of Work shall be delivered to EADS Astrium in Toulouse, France no later than ****.

f.      Obtain a TAA by Effective Date of contract plus **** months.

(iii)          Sea Launch launch postponements exceed **** months;

a.     Inmarsat shall terminate within **** days of the expiration of the **** month period of postponement or it will have waived its right to terminate under this provision unless the Inmarsat Launch is further postponed by Sea Launch.

(iv)          The launch immediately preceding the scheduled Inmarsat Launch is a failure; or Inmarsat chooses not to terminate and thereafter Sea Launch is not able to perform its return to flight mission within **** months of the date of the failure;

(v)           The second flight of the 6000kg configuration of the Sea Launch Zenit-3SL launch vehicle is a failure.

14.1.2      Prior to the exercise of any postponement rights pursuant to Article 7, Launch Postponements, Inmarsat shall have the right to terminate the Contract in whole or in part, for convenience, in which event Sea Launch shall be entitled to retain, as a termination charge and not as a penalty, the amount specified in the following table as of the date of the termination:

Date of Customer Termination	Termination Liability as a percentage of the applicable Launch Services Price
Effective Date of Contract through Launch Minus **** days	**** at Effective Date of contract until **** days
Launch Minus **** days through Launch	**** at **** days through Launch

14.1.3      Following the exercise of any postponement right(s) to which Inmarsat may be entitled pursuant to Article 7, Launch Postponements for the nominal F-2 Launch Period, unless F-1 has been selected by Inmarsat as the applicable Launch Period, the right of Inmarsat to terminate the Contract for convenience and the available remedies, are limited to the following:

Date of Customer Termination following Postponement	Termination Liability
For any postponement of the Launch Period of **** months:	****
For a postponement of the Launch Period of up to **** months:	****
For any postponement of the Launch Period of up to ****:	****
For any postponement of the Launch Date that exceeds ****	Sea Launch shall be entitled to renegotiation the Contract, including price and terms, or terminate the Contract in accordance with Paragraph 14.2.3 of Article 14, Termination.

14.1.4      The exclusive rights and remedies of Inmarsat subsequent to Launch are limited to a replacement launch in accordance with Article 13, Replacement Launch.

14.2         Termination by Sea Launch

14.2.1      The rights of Sea Launch to terminate the Contract or any Launch under the Contract, and the available remedies, are limited to the following:

(i)            Sea Launch may terminate the Contract in the event that Inmarsat fails to comply with the payment obligations specified in Article 5, Payments.  In no event shall the effective date of termination by Sea Launch under this Paragraph be earlier than sixty (60) days after the due date of any payment not made. In the case of a multi-launch agreement, only the Launch for which payments are delinquent may be terminated under this Paragraph. In the event of such termination, Sea Launch shall retain, as a termination charge, all payments due under Article 5, Payments, for the Launch terminated, as of the effective date of termination;

(ii)           If Sea Launch elects to terminate for excessive postponement under Article 7, Launch Postponements, Sea Launch will retain all payments made by Inmarsat for the Launch terminated. In the case of a multi-launch agreement, only the Launch postponed may be terminated under this Paragraph. The right of Sea Launch to terminate under this Paragraph is conditioned upon receipt of a written notification of a Launch postponement or cumulative postponements exceeding eighteen (18) months.  Sea Launch must terminate within sixty (60) days of the expiration of the eighteen (18) month period of postponement or must waive its right to terminate under this Paragraph unless further delayed by Inmarsat.

14.2.2      If Sea Launch brings any claim for material breach prior to Launch other than for a Launch Schedule postponement, the exclusive remedy of Sea Launch shall be termination of the Contract and retention of up to the total of all payments made for every Launch subject to termination.

14.3         Any termination for default or breach under this Article must be preceded by thirty (30) days written notification that specifies the default or breach and the intent to terminate in the event that the default or breach is not or cannot be cured within thirty (30) days of such notice.

14.4         Both Inmarsat and Sea Launch agree that the payments specified in this Article represent fair compensation for either Party, and shall constitute the exclusive rights and remedies available to the Parties in the event of termination by either Party.

ARTICLE 15 — RISK ALLOCATION

The Parties expressly acknowledge and agree that the liabilities of Sea Launch and/or of Inmarsat, resulting from the non execution or late execution of the services provided by Sea Launch, and of the technical commitments of Inmarsat, are strictly limited to the provisions of this Contract, excluding any other liabilities or claims.

15.1         Warranty

15.1.1      Warranty Disclaimer.  Sea Launch makes no warranty, express or implied, with respect to the Launch or any services provided to or on behalf of Inmarsat. Nothing in this Contract shall be construed as an express or an implied warranty. Inmarsat acknowledges that it has read and understands this article and the exclusion of all warranties has been bargained for in this Contract.

15.1.2      Limitation of Liability. In no event shall either Party be liable under or in connection with this Contract under any legal or equitable theory, including negligence, for direct, indirect, special, consequential, or incidental damages, or indemnities, except as expressly provided in this Contract.

Consistent with this limitation of liability, each Party shall ensure that its insurer(s) waive all rights of subrogation against the other Party.

15.2         Licensed Launch Activities

15.2.1      Third Party Liability Insurance (Licensed Launch Activities)

15.2.1.1   Sea Launch shall obtain and maintain in effect a policy of liability insurance that protects Inmarsat and its Related Third Parties against claims by a Third Party for bodily injury or property damage resulting from Licensed Launch Activities performed under this Contract. Such insurance shall be in the amounts of US $100,000,000, before Launch and US $300,000,000 after Launch, or such other amounts determined by the AST.

15.2.1.2   Such insurance shall remain in effect from commencement of Licensed Launch Activities until one year after Launch.

15.2.1.3   The Third Party liability insurance obtained pursuant to this Article shall not cover loss of or damage to the Spacecraft even if the claim is brought by a Third Party or Related Third Party.

15.2.2      Indemnification by the United States Government (Licensed Launch Activities).

15.2.2.1   Subject to the conditions of the Commercial Space Launch Act (49 U.S.C. §§ 70101-70121), the United States Government shall pay claims by a Third Party against Sea Launch, Inmarsat or their Related Third Parties for bodily injury or property damage resulting from Licensed Launch Activities, but only to the extent that the aggregate of such claims arising out of any particular Launch is (i) in excess of the amount of insurance required by the AST under paragraph 15.2.1.1 above and (ii) not in excess of $1,500,000,000 (plus any additional sums necessary to reflect inflation occurring after January 1, 1989).

15.2.2.2   Upon expiration of the insurance policy prescribed under paragraph 15.2.1.1 above, the United States Government shall, subject to the conditions of the Commercial Space Launch Act, provide for payment of claims by a Third Party against Sea Launch, Inmarsat or their Related Third Parties for bodily injury or property damage resulting from Licensed Launch Activities from the first dollar of loss up to $1,500,000,000 (plus any additional sums necessary to reflect inflation occurring after January 1, 1989).

15.2.2.3   Sea Launch makes no representation nor provides any warranty that payment of claims by the United States Government will be made pursuant to the Commercial Space Launch Act or otherwise.

The sole obligation of Sea Launch is to make a good faith best effort to obtain such payment from the United States Government.

15.2.2      Reciprocal Waiver and Release of Claims (Licensed Launch Activities).

15.2.2.1   Each Party agrees to execute and submit to the AST, at least forty (40) days prior to commencement of Licensed Launch Activities under this Contract, the Agreement for Waiver of Claims and Assumption of Responsibility incorporated into this Contract as Attachment 1.  Such Agreement is binding upon Inmarsat, Sea Launch and the U.S. Government only with respect to Licensed Launch Activities performed under this Contract.

15.2.2.2   Each Party shall implement the reciprocal waiver of claims provisions provided in paragraph 15.2.2.1 with its Related Third Parties (other than employees, officers or directors) requiring them to waive and release all claims of liability they may have against the other Party and its Related Third Parties.

15.3         Activities other than Licensed Launch Activities

15.3.1      Third Party Liability (other than Licensed Launch Activities) Each Party agrees to indemnify, defend and hold harmless the other Party from and against any and all claims of a Third Party (other than claims by employees, officers or directors of a Party or of its Related Third Parties) for personal injury or property damage to the extent that it is caused by the indemnifying Party or its Related Third Parties while performing activities related to this Contract other than Licensed Launch Activities.  Each Party shall maintain insurance with limits sufficient to cover the aforementioned indemnification obligation and ensure that its insurer(s) waive all rights of subrogation against the other Party.

15.3.2      Reciprocal Waiver and Release of Claims (other than Licensed Launch Activities)

15.3.2.1   Each Party agrees to a reciprocal waiver of claims pursuant to which each Party agrees to be responsible for and to absorb the financial and any other consequences of any property damage or loss it sustains or any personal injury to, death of, or property damage or loss sustained by its own employees arising out of or relating to any activities carried out under this Contract other than Licensed Launch Activities. Neither Party will make any claim or institute any arbitration or judicial proceedings against the other Party or its Related Third Parties for such damage, loss, injury or death. This waiver will not be applicable to the extent that the damage, loss, injury or death sustained by a Party or its employees is caused by the intentional misconduct of the other Party or its Related Third Parties.

15.3.2.2   Each Party further agrees to require its Related Third Parties (other than employees, officers or directors) to be responsible for and to make no claims against the other Party or its Related Third Parties for any property damage or loss they sustained or for any personal injury to, death of, or property damage or loss sustained by their own employees arising our of or relating to any activities carried out under this Contract other than Licensed Launch Activities.  The waiver required by this paragraph 15.3.2.2 will not be applicable to the extent that the damage, loss, injury or death sustained by a Related Third Party is caused by the intentional misconduct of the other Party or its Related Third Parties.

15.3.2.3   If any of a Party’s Related Third Parties makes a claim or institutes any arbitration or judicial proceeding (other than claims for gross negligence or intentional misconduct which are not subject to this waiver) against the other Party or its Related Third Parties for damage, loss, injury or death as identified in paragraph .15.3.2.2, the first Party shall indemnify, hold harmless and defend the other Party and its Related Third Parties from and against any liability on account of such damage, loss, injury or death, and shall pay all expenses and satisfy all awards and judgments which may be incurred by or rendered against said indemnitee(s).  The Party seeking such indemnification shall comply with the provisions of Article 15.6.

15.4         Spacecraft

Inmarsat assumes the risk of any actual or constructive loss of or damage to the Spacecraft prior to, during, and after Launch, including any loss or damage resulting from the non-availability of or inability to use the Spacecraft following Launch.  Inmarsat shall indemnify, defend, and hold harmless Sea Launch and its Related Third Parties against all claims and actions based in whole or in part on loss or damage to the Spacecraft, including loss or damage resulting from the non-availability of or inability to use the Spacecraft.  This assumption of risk and indemnification shall not apply (i) to the extent that the loss or damage is caused by the intentional misconduct of Sea Launch or its Related third Parties.  Inmarsat shall ensure that its insurers waive all rights of subrogation against the Sea Launch and its Related Third Parties.

15.5         Indemnification- Intellectual Property Infringement

15.5.1      Sea Launch agrees to defend, hold harmless and indemnify Inmarsat and its Related Third parties from and against any liabilities, costs, risks, losses, damages, or injury, or any consequences thereof, resulting from an infringement or claim for infringement of the patent right or any other intellectual property right of a third party or a Related Third Party of Sea Launch which may arise from the provisions of the services under this Contract by Sea Launch.

15.5.2      Inmarsat agrees to defend, hold harmless and indemnify Sea Launch and its Related Third parties from and against any liabilities, costs, risks, losses, damages, or injury, or any consequences thereof, resulting from an infringement or claim for infringement of the patent right or any other intellectual property rights of a third party or a Related Third Party of Inmarsat which may arise from the design and manufacture of the Spacecraft

15.6         Notice and Cooperation

Each Party agrees to cooperate with the other Party in obtaining relevant reports and other information in connection with the presentation by either Party of any claim under insurance required by this article.  A Party seeking indemnification under this Article shall (i) promptly advise the indemnitor of any damage or injury incurred, or the filing of any suit or any written or oral claim against it; (ii) provide the indemnitor with copies of all relevant documentation; and (iii) cooperate with the indemnitor and its insurers in every reasonable manner in defending against such claim. A Party seeking indemnification shall not make any admission, nor shall it reach a compromise or settlement, without the prior written approval of the indemnitor.

15.7         Evidence of Insurance

Sea Launch shall provide Inmarsat with evidence of third party liability insurance within L-thirty (30) days.

ARTICLE 16 — PROPRIETARY DATA

16.1         The Parties recognize that technical information may be disclosed by one Party to the other Party in the course of performance under the Contract and that the disclosing Party may desire to protect such information against unrestricted use or disclosure to others.  To provide protection for such information, each Party agrees to respect such information and, to the extent it includes proprietary data, to handle such information as provided for in this Article.

16.2         For the purpose of this Contract, the term “proprietary data” means each Party’s proprietary, secret, or confidential information, data, processes, and physical materials, including information originated by, or available only from the disclosing Party and information originating with a Third Party or Related Third Party with respect to which the disclosing Party has limited disclosure rights, and which the disclosing Party desires to protect against unrestricted disclosure to others, provided that such information, data, processes, and physical materials are marked “proprietary data” or with an equivalent legend or, if disclosed orally, is identified as proprietary at the time of disclosure and then summarized in a written document marked as “proprietary data” that is supplied to the receiving Party within ten (10) days of initial disclosure.

16.3         Except as permitted herein and in paragraph 16.4 below, a Party receiving proprietary data shall take all reasonable precautions to prevent publication or disclosure of proprietary data to others, and shall use such data only for the purpose of performance under the Contract.  Except as permitted herein and in paragraph 16.4 below, any other use of such proprietary data shall be made only upon prior written consent of the disclosing Party.  Each Party agrees to protect the other Party’s proprietary data with the same degree of care as it protects its own proprietary data (but in no event less than a reasonable degree of care), and to restrict disclosures of such proprietary data to those persons, entities (i.e. insurance underwriters) and subcontractors having a need to know the data provided any such person, entity or subcontractor must first agree in writing to treat any such proprietary data as confidential.

16.4         The aforementioned restrictions on the use and disclosure of proprietary data shall not apply if the proprietary data:

(i)            Is in the public domain at the time of receipt or comes into public domain thereafter through no act of the receiving Party that is inconsistent with the aforementioned restrictions;

(ii)           Known to the receiving Party prior to disclosure by the disclosing Party;

(iii)          Disclosed with the prior written approval of the disclosing Party;

(iv)          Independently developed by the receiving Party; or

(v)           Lawfully disclosed to the receiving Party by a Third Party under conditions permitting such disclosure;

(vi)          Is required by applicable law, regulation or governmental order to be disclosed (but in such case only to the extent so required to be disclosed).

16.5         Upon termination or upon completion of performance under the Contract, and upon the request of one Party, the other Party shall return all proprietary data (including any copies thereof) received from that Party, or provide written certification that such proprietary data has been destroyed, except that either Party may retain a legal file copy.

16.6         Neither Party assumes any liability to the other Party for damages arising from the use of or reliance upon any information disclosed pursuant to this Article 16, except as provided elsewhere herein.

16.7         Information exchanged under this Contract may be subject to U.S. and U.K. export control laws and regulations, such as the U.S. International Traffic in Arms Regulations (ITAR) or the Export Administration Regulation (EAR). The disclosing Party shall clearly mark any such information exchanged with an appropriate legend indicating the relevant restrictions or applicable laws and regulations.  The receiving Party agrees that information subject to such export control laws and regulations shall not be disclosed or transferred to a Third Party or Related Third

Party without first obtaining written approval from the disclosing party and complying with all applicable U.S. export control laws and regulations. Such approval shall not be unreasonably withheld.

16.8         Information exchanged under this Contract may be subject to Russian and/or Ukrainian export control laws and regulations. The disclosing Party shall clearly mark any such information exchanged with an appropriate legend indicating the relevant restrictions or applicable laws and regulations. The receiving Party agrees that information subject to such export control laws and regulations shall not be disclosed or transferred to a Third Party or a Related Third Party without first obtaining written approval from the disclosing Party and complying with all applicable export control laws and regulations. Such approval shall not be unreasonably withheld.

ARTICLE 17 — RIGHTS TO INVENTIONS AND DATA

Sea Launch and Inmarsat agree that neither Party shall by entry into the Contract or by performance of the Contract, acquire any rights to or under the other Party’s patents, proprietary data, or other intellectual property or technical information, unless the grant of any such right is expressly provided for in a separate written agreement duly executed by the granting Party.

ARTICLE 18 — TECHNICAL CHANGES

18.1         Inmarsat may, by a written notice, request technical (e.g., Launch Vehicle interface, environmental requirements) changes within the general scope of this Contract.  If any such change causes an increase or decrease in the cost of, or the time required for the performance of any part of the work under this Contract, an equitable adjustment, to be negotiated in good faith between the Parties, shall be made in the price, delivery schedule, Launch Date, or other terms affected by the requested change, and the Contract shall be modified in writing accordingly.  Any claim by Sea Launch for an adjustment must be made in writing within thirty (30) days of the receipt of any such notice.  Nothing in this Article 18 shall excuse Sea Launch from proceeding without delay to perform this Contract as so changed.

18.2         Sea Launch shall have the right to recommend changes within the general scope of this Contract.  Sea Launch shall submit any such change to Inmarsat in writing and Inmarsat shall accept or reject such change in its sole discretion.  Inmarsat shall respond to any such change proposed by Sea Launch promptly but in no event later than forty-five (45) days after the date on which Sea Launch submitted the proposed change.  Sea Launch shall not proceed with any change under this Paragraph until an amendment to this Contract is executed by both Parties authorizing the change and making the corresponding adjustments to the work and/or the terms of this Contract necessitated by the change.

18.3         Launch Service(s) postponements by Inmarsat or Sea Launch shall be resolved in accordance with Article 7, Launch Postponements, of this Contract.

18.4         In the event Sea Launch changes the launch vehicle interfaces or environmental requirements subsequent to execution of this Contract, Sea Launch shall indemnify Inmarsat for its reasonable costs associated with the design, test and schedule impact required to be made on any of the Inmarsat-4 spacecraft to accommodate such Sea Launch changes.

ARTICLE 19 — ASSIGNMENT

19.1         The Parties agree not to assign their respective rights or obligations under the Contract without the prior written consent of the other Party.

Notwithstanding the above, Inmarsat shall have the right to assign this Contract to any company within the Inmarsat Group, e.g., subsidiaries of any tier of the holding Company. Inmarsat shall have the right to novate this Contract for Launch Services within the Inmarsat Group, subject to the consent of Sea Launch which consent shall not be unreasonably withheld or delayed.

ARTICLE 20 — PUBLIC RELEASE OF INFORMATION

20.1         Except as required by law or regulation, no news release, public announcement, or advertising material concerned with this Contract shall be issued by either Party without prior written consent of the other Party.  Such consent shall not be unreasonably withheld. All releases shall be coordinated between both Parties.

20.2         Subject to redaction of proprietary terms and information, including but not limited to pricing and payment provisions, Inmarsat shall be entitled to disclose parts of the Contract to the extent necessary to comply with any listing authorities’ requirements, should Inmarsat seek a listing. Subject to prior execution of nondisclosure agreements, Inmarsat shall be entitled to disclose all or parts of the Contract to private equity or debt financing partners.

ARTICLE 21 — DISPUTE SETTLEMENT

The Parties shall endeavour to reach an amicable settlement of any dispute or controversy resulting from, or arising in connection with, the performance of this Contract.  In the event a settlement cannot be reached in a timely manner by the Sea Launch and Inmarsat Mission Managers, the dispute or controversy shall be referred to the respective Presidents of Sea Launch and Inmarsat, who shall use their best efforts to reach a settlement acceptable to both Parties.  If such a settlement cannot be reached the dispute or controversy shall be submitted to arbitration under the London Court of Arbitration, London England, by three arbitrators appointed pursuant to the governing rules.  The arbitration shall be conducted in English.  The arbitration award shall be final and binding, and the execution thereof may be entered in any court having competent jurisdiction.

ARTICLE 22 — APPLICABLE LAW

The Contract and any matter arising under the Contract, regardless of whether such matter is addressed in the Contract, shall be governed by the laws of England excluding its choice of law rules.

ARTICLE 23 — SEVERABILITY

In the event any of the provisions of the Contract shall, for any reason whatsoever, be held to be invalid or unenforceable, the remaining provisions shall not be affected.

ARTICLE 24 — WAIVERS

No waiver of any of the provisions of the Contract shall be binding on either Party unless evidenced by a written notice signed by the Party to be bound.  Failure of either Party to insist upon performance of any of the terms or conditions herein or to exercise any right or privilege shall not constitute a waiver.  A waiver by either Party of a breach of any provision of this Contract does not constitute a waiver of any succeeding breach of the same or any other provision, nor shall it constitute a waiver of the provision itself.

ARTICLE 25 — CONTRACT MODIFICATIONS

The Contract shall be modified only upon mutual consent and such modification shall be made in writing and shall be signed by both Parties.

ARTICLE 26 — ENTIRE AGREEMENT

The Contractual documents referred to in Article 2, Contractual Documents, comprise the entire understanding between the Parties with respect to the subject matter of the Contract and shall supersede all prior and contemporaneous discussions between the Parties.  Neither Party shall be bound by any conditions, warranties, definitions, statements, or documents previous to the Contract unless the Contract makes express reference thereto.

IN WITNESS WHEREOF, the Parties hereto have executed the Contract as of the day and year stated:

Inmarsat Limited		Sea Launch Limited Partnership acting through its General Partner, Sea Launch Company, L.L.C.

By:	/s/ LEA TRAINI	By:	/s/ JAN T. SKOLMLI

Title:	Director, Procurement and Contracts	Title:	Vice President, Risk Management

Date:	16 December 2003	Date:	16 December 2003

Contract INM-CO/03-3723 November 2003

ANNEX A

STATEMENT OF WORK

for

LAUNCH SERVICES

Proprietary & Confidential

LIST OF TABLES

Table 1.1.4-1. Sea Launch Meetings and Reviews	7
Table 3-1. Sea Launch Mission Analysis Tasks	12
Table 6.1. Sea Launch Deliverables	16
Table 7.1. Inmarsat Deliverables	18

ABBREVIATIONS AND ACRONYMS

ACS                        Assembly and Command Ship

CCAM                   Contamination and Collision Avoidance Maneuver

CDR                        Critical Design Review

CLA                        Coupled Loads Analysis

DTM                      Displaced Transformation Matrix

EMC                       Electromagnetic Compatibility

EMI                        Electromagnetic Interference

GMM                     Geometric Math Model

HAR                       Hardware Acceptance Review

HP                           Home Port, Long Beach, CA

ICD                         Interface Control Document

ILV                          Integrated Launch Vehicle

LLC                         Limited Liability Company

LP                           Launch Platform

LV                           Launch Vehicle

L-                            Launch Minus

PLA                        Payload Accommodations

PLF                         Payload Fairing

PPF                         Payload Processing Facility at Sea Launch Home Port, Long Beach, CA

SC                           Spacecraft

SOW                      Statement of Work

TAA                       Technical Assistance Agreement

SCOPE

This Statement of Work (SOW) encompasses the launch services to be supplied by Sea Launch Limited Partnership acting through its general partner, Sea Launch Company, LLC (Sea Launch) to Inmarsat for the INMARSAT 4 Mission utilizing the Astrium Eurostar 3000 spacecraft (SC).

Sea Launch shall perform the tasks and provide the equipment and facilities specified in this SOW to provide launch services for the INMARSAT 4 spacecraft.  Launch Services shall be provided using the Sea Launch launch vehicle (LV), the Zenit-3SL.  The mission shall be conducted from Sea Launch’s Assembly and Command Ship (ACS) and Launch Platform (LP) in the equatorial region (0 DEG. N. Latitude) of the Pacific Ocean.

This Statement of Work includes the following areas:

1.     Program Management

2.     Launch Vehicle

3.     Mission Analysis

4.     Launch Services and Facilities

5.     Post Flight Reporting

6.     Sea Launch Responsibilities

7.     Inmarsat Responsibilities

Unless specified otherwise, times are presented in months prior to launch, ‘L-x’.

REFERENCE DOCUMENTS

Parts of the following documents are incorporated into this Exhibit to the extent that they are specifically referenced herein.  Where a conflict exists, the Statement of Work takes precedence.

1)     D688-10009-1, Sea Launch User’s Guide, Revision C, February 2003

2)     D688-10024-1, Sea Launch Safety Regulations Manual, Rev. New, 16 July 1998

3)     HPD-40105 Sea Launch Facilities Accommodations Handbook, Rev New, 15 October 2001

4)     INMARSAT 4 Interface Requirements Document (IRD), document number TBD

5)     INMARSAT 4 Interface Control Document (ICD), document number TBD, released following the execution of the ICD by all parties.

6)     Appendix 1, Inmarsat-4 Program Main Technical Issues, dated 31 January, 2003

6)     1.             PROGRAM MANAGEMENT

Sea Launch shall supply the Program Management necessary to cover all aspects of the Contract for Launch Services. Program Management tasks shall include the following:

•      LV hardware production and schedule

•      Document generation, control and delivery

•      Meetings, reviews and telecons

•      Mission analysis

•      Applicable Home Port activities including joint operations (Sea Launch shall support, but not provide direct management of, autonomous SC activities)

•      All launch site activities

•      Post launch reports

•      Safety provisions

•      Quality provisions

•      Customer events related to viewing the launchTechnical Assistance Agreement (TAA)

Sea Launch shall assign a dedicated Sea Launch Mission Manager no later than one month after contract signature.  All Sea Launch deliverable documentation shall be transmitted through the Sea Launch Mission Manager to the INMARSAT 4 Mission manager.  The Sea Launch Mission Manager shall be responsible for all INMARSAT 4 Mission functions related to the execution of the Contract for the INMARSAT 4 Launch Service.

Inmarsat shall assign a dedicated INMARSAT 4 Mission Manager no later than one month after contract award.  All Inmarsat deliverable documentation shall be transmitted through the INMARSAT 4 Mission Manager (and/or designated INMARSAT 4 representative) to the Sea Launch Mission Manager.  The INMARSAT 4 Mission Manager shall be responsible for all INMARSAT 4 Mission functions related to the execution of the Contract for Launch Services.

1.1          DOCUMENTATION, REPORTS, MEETINGS AND REVIEWS

1.1.1       Documentation

Sea Launch shall prepare all documentation required to provide the launch service, as specified in Section 6, Table 6-1.  Sea Launch shall maintain a configuration control system for the mission unique documentation.  Inmarsat shall provide timely inputs to Sea Launch to support development of documentation, as specified in Section 7, Table 7-1.

Sea Launch shall maintain configuration control of mission specific signed documentation subject to the agreement of both parties.  Formal change proposals shall be submitted to Inmarsat for review and approval.  Contract modifications may be required for changes that exceed the scope of the launch services contract.

The Sea Launch Mission Manager and the INMARSAT 4 Mission Manager shall agree that a minimum of five (5) Hard copies and one (1) electronic copy of required documentation shall be provided by each party.

Interface Control Documentation: Sea Launch shall develop a SC to LV Interface Control Document (ICD) based on timely inputs from Inmarsat. Once signed by both Sea Launch and

Inmarsat, the ICD shall become the contractual document defining the technical requirements for launch services, superseding the technical integration requirements of this Statement of Work. Sea Launch and Inmarsat shall each verify their respective requirements as defined in the ICD.  All verification shall be completed prior to launch.

Procedures: All Sea Launch operations are conducted in accordance with Sea Launch approved, released procedures that are maintained under configuration control.  All combined procedures that address joint operations between the SC and the Sea Launch System are reviewed and agreed to with the INMARSAT 4 Mission Manager prior to commencement of operations.  All SC hazardous and on-site procedures shall be under Inmarsat configuration control and will be provided to Sea Launch for review per Section 7, Table 7-1.

1.1.2       Reports

Sea Launch shall provide to Inmarsat the reports specified in Section 6, Table 6-1, Items 10-14.  A preliminary delivery schedule for these reports is provided in Table 6-1. Sea Launch and Inmarsat shall mutually agree upon a final delivery schedule after contract award.

1.1.3       Schedules

Sea Launch shall maintain mission integration schedules that cover all aspects of program management for the launch services.  Sea Launch shall provide the schedules to Inmarsat on a quarterly basis.

Sea Launch and Inmarsat shall develop and mutually agree to a mission-specific milestone and documentation schedule within 30 days of Contract signature by both parties.  This milestone schedule shall provide all major technical milestones necessary for successful completion of the Contract for Launch Services.  This milestone schedule shall be based upon on Table 6-1 and Table 7-1.  The mission integration schedule shall be presented at applicable reviews.

1.1.4       Meetings and Reviews

Sea Launch and Inmarsat agree to conduct meetings/reviews as often as necessary to allow timely execution of all activities to support the Mission.  These shall include, but not be limited to the meetings/reviews identified in Table 1.1.4-1.  Approximate timing of the meeting/review is shown, with the final timing to be agreed to between Sea Launch and Inmarsat.

Inmarsat is invited to all meetings listed in Table 1.1.4-1.  The Sea Launch Mission Manager and the INMARSAT 4 Mission Manager shall agree upon specific meeting location, agendas, logistics and participation in advance, on a case-by-case basis.

Sea Launch and Inmarsat shall have access to the Sea Launch and Inmarsat facilities to attend meetings and reviews as defined above.

Inmarsat is invited to witness activities related to the launch vehicle hardware assigned to the INMARSAT 4 mission at Sea Launch Home Port and the launch site.  The Sea Launch Mission Manager shall advise the INMARSAT 4 Mission Manager as to the schedule and location of the various reviews and activities. Participation at launch vehicle hardware reviews is subject to the provision of applicable Technical Assistance Agreements.  The number of attendees to view activities at the launch site may be limited by available accommodations on the ACS.

Sea Launch and Inmarsat shall obtain necessary approvals for their respective personnel to attend the meetings and/or reviews.

To track all actions identified during applicable meetings and reviews, Sea Launch shall create and maintain an Action Item list.  The Action Item list shall be presented at applicable reviews.  Sea Launch shall also provide a draft version of the meeting minutes signed by both Sea Launch and Inmarsat at the completion of the meeting.  Final documentation from the meeting will be prepared and provided expediently.

Table 1.1.4-1.  Sea Launch Meetings and Reviews

Item	Purpose	Schedule
Kickoff Meeting	Development of the contracted data requirements list and commitments, mission integration timelines and meeting and review schedules, formats and ground rules.	Contract signature + 10 working days
CDR	Review the results of analyses and design activities	L-6 months
Ground Operations Working Group Meetings	Held at Home Port to evaluate operations requirements for SC, GSE, and personnel requirements for launch operations. The first meeting shall include finalization of the ICD.	First meeting at Contract signature + 2 months Second meeting at L-4 months
Readiness Reviews	To ensure that all parties are ready to continue to the next phase of operation.	L-2 months to Launch

1.2          QUALITY

Sea Launch shall maintain a mission success and quality assurance program for the processes, procedures, and documentation in place at the Sea Launch’s facilities and operations to ensure effective mission success and quality assurance for the INMARSAT 4 mission.

Sea Launch shall also present the design and qualification status of all new (not previously flown) flight hardware whether mission unique or generic.  Appropriate reviews (CDR and HAR) shall be held as defined in Table 1.1.4.

1.3          SAFETY

To ensure safety related to the INMARSAT 4 mission, Sea Launch shall submit both Sea Launch and Inmarsat safety data to the appropriate regulatory agencies, as defined in the Sea Launch Safety Regulations Manual.  Inmarsat shall provide the safety inputs defined in Section 7, Table 7-1. Sea Launch shall deliver the safety deliverables defined in Section 6, Table 6-1.

2.             LAUNCH VEHICLE

Sea Launch shall supply all the LV hardware, software and consumables necessary to provide the Launch Service.  This shall include the design, manufacture, and qualification of all standard and mission-unique hardware and software defined herein (Paragraph 2.1).

2.1          LAUNCH VEHICLE HARDWARE

Sea Launch shall provide a 6000 Kg performance capable Zenit-3SL Launch Vehicle, which consists of the Zenit-2S booster, the Block DM-SL upper stage, and Payload Accommodations (PLA).  The PLA consists of the spacecraft adapter (SCA), payload structure, interface skirt, standard 4-meter payload fairing, flight avionics and instrumentation.

Sea Launch will allocate hardware to the Inmarsat missions based on the existing manifest within 2 months of the signing of the Launch Service Agreement.  Sea Launch shall provide a top-level manufacturing schedule with major milestones including:

•      Block DM-SL manufacturing completion, integrated system testing, and acceptance

•      Zenit-2S manufacturing completion, integrated system testing, and acceptance

•      Payload Accommodation (fairing, interface skirt) assembly completion, mission unique installations and testing, and acceptance

•      Delivery schedules for the Block DM-SL and Zenit-2S to Home Port

•      Delivery of the PLA to Home Port;

•      Delivery of mission unique flight tasks to Home Port

The schedules will be updated based on completions of quarterly reviews with Sea Launch subcontractors.  Sea Launch will invite Inmarsat representatives to participate (subject to Technical Assistance Agreements with our subcontractors) in the Hardware Acceptance Reviews at the factories.  Sea Launch shall present a summary called the Customer Hardware Acceptance Reviews to Inmarsat at Home Port at approximately L-60 days.

Once launch vehicle hardware is allocated to the Inmarsat mission, such hardware shall not be re-allocated without Inmarsat’s prior written permission.

2.2          LAUNCH SYSTEM PERFORMANCE

2.2.1       Launch Vehicle Performance

The launch vehicle shall provide an optimized geosynchronous transfer orbit to maximize spacecraft on-orbit lifetime.

2.2.2       Mission Optimization

Sea Launch shall optimize, within the constraints of the LV, the mission design consistent with Paragraphs 2.2.1 above.  The orbital parameters shall be optimized for the final design mass (defined in Table 7-1, Item 3) and operational characteristics of the SC (defined in Table 7-1,

Items 4 and 36).  Performance curves of the Launch Vehicle shall be provided to Inmarsat to support this optimization.

For each month for the 12 consecutive months, Sea Launch will design a launch vehicle ascent trajectory that meets the customer’s orbital requirements. The Zenit-2S portion of flight (first two stages) will at a maximum have two trajectories, one for a northern launch azimuth and one for a southern launch azimuth.  The Block DM-SL portion of flight (third stage) will be unique for each month in order to satifsy the argument of perigee requirement.

Vehicle flight task development will begin at L-5 months.  Depending on the results of prior analyses, work will begin on one or two Zenit-2S flight tasks plus three or four Block DM-SL flight tasks.  These flight tasks will cover the launch slot plus subsequent months in order to ensure that all flight tasks will be ready in the case of a launch delay.  As the launch slot narrows or shifts, work on flight tasks that no longer apply will be terminated, and possibly work on new flight tasks will begin.  Such modifications will be coordinated with the customer.

The maximum number of mission designs will be 12. The number of Block DM-SL flight tasks is anticipated to be smaller, although that number could also be 12 if delays in launch occurred right before the SC is supposed to arrive at Home Port. Only 1 or 2 Zenit-2S flight tasks would be required. If the launch were to slide outside the contractual launch period and the contract were extended, Sea Launch will continue to produce additional mission designs and flight tasks as necessary to protect the launch date.

2.2.2        Sea Launch will adopt a Block DM-SL two-burn injection strategy.  The Zenit-3SL lift-off shall be governed by the requirement to achieve an inertial Right Ascension of the Ascending Node (RAAN), which will be selected by Inmarsat.

It shall be possible to vary the timing of the second Block DM-SL burn in order to achieve a transfer orbit apse-line at a specified orientation to the Earth-Sun line, in order to satisfy all satellite-related constraints.  This means that for launch throughout the year, the argument of perigee of the transfer orbit can be in the range of 0 degree to 360 degrees.

In order to achieve optimum lifetime conditions for the satellite for launch throughout the year, Sea Launch shall allow for at least 12 different start times for the second Block DM-SL burn.

The integrated launch vehicle shall be capable of the performance into transfer orbit indicated in the table below:

Perigee Ht. (Km)	Argument of Perigee Range (deg)	Satellite Mass (Kg)
218	0 to 360	5997
250	0 to 360	5975
300	0 to 360	5936
350	0 to 360	5895
400	0 to 360	5856

For all of the above, the apogee height shall be 35786 Km, and the inclination shall be 3.0 degrees.

Sea Launch shall show mission feasibility, through detailed mission analyses, for the full range of orbits that can arise with the above-defined launch strategy.

2.3          SPACECRAFT TO LAUNCH VEHICLE INTERFACES

The SC to LV interfaces are as specified in the herein-referenced sections of the Sea Launch User’s Guide and the Inmarsat -4 IRD, reference document number 4.  Once signed, the INMARSAT 4 to Sea Launch System ICD shall supersede the interfaces defined here.

2.3.1       Mechanical Interfaces

The Spacecraft shall be mated to the upper stage via a Saab Ericsson Space 1194VS adapter and separation system.  The adapter and the SC shall be encapsulated in the payload fairing prior to mating with the Zenit-3SL.  The SC to LV mechanical interfaces shall be compatible with the mechanical interfaces specified in the Sea Launch User’s Guide, Section 7.1 and the Inmarsat -4 IRD, reference document number 4

2.3.2       Electrical Interfaces

Sea Launch provided electrical interfaces shall include umbilical wiring, SC telemetry and command links including RF re-radiation system and hardwire links and in flight interfaces.  Inmarsat shall provide separation connectors for the mission. Electrical interfaces shall be as specified in the Sea Launch User’s Guide, Section 7.2 and Sea Launch Facilities Accommodations Handbook, Section 6 and the Inmarsat -4 IRD, reference document number 4.

 The launch vehicle adapter standard configuration accommodates two SAE=AS81703-style connectors (37 pins or 61 pins). Inmarsat through Astrium shall supply both halves and provide the mating half to Sea Launch for installation on the adapter.

Sea Launch shall provide spacecraft umbilical charging capability of 70A maximum total (35A per connector) up until L-8 hours and 20A maximum total after L-8 hours.

Sea Launch shall provide an interface skirt umbilical path during transit to the launch site.  The T-0 umbilical path is not available during transit to the launch site.

Sea Launch shall provide a re-radiation system for SC telemetry and command that supports a frequency range of 3-18 GHz. Frequencies required outside this range may be negotiated.

2.3.3       Spacecraft/Spacecraft adapter interface test support

SC to SCA interface tests are performed to verify proper fit and clearances of the Sea Launch provided SCA and separation system with the SC, and to provide a flight-representative separation shock environment for purposes of spacecraft environmental verification.  Sea Launch, with support from Inmarsat as specified in Section 6, shall perform one matchmate test and one separation shock test between a Sea Launch provided SCA and INMARSAT 4 spacecraft for each first-of-kind spacecraft bus type.  This test shall be performed at Astrium’s factory.  For the matchmate test, both the SCA and spacecraft shall be flight hardware.  Matchmate/separation tests on subsequent spacecraft of a previously tested bus type may be negotiated, if requested by Inmarsat.  A “touch and go” between the SCA and SC will also be conducted at Home Port shortly after SC arrival at Home Port, as agreed to by Sea Launch and Inmarsat.

2.4          SPACECRAFT SEPARATION CONDITIONS

Preliminary injection accuracy, attitude accuracy, and minimum relative separation velocity of the Block DM-SL at the time of SC separation shall be as specified in the Sea Launch User’s Guide, Section 3.5 and the the Inmarsat -4 IRD, reference document 4.  The final separation conditions shall be as specified in the ICD.

2.5          ENVIRONMENTAL REQUIREMENTS

Sea Launch shall ensure that during transportation, handling, and from launch through SC separation, the SC is not exposed to environments exceeding those defined in the Sea Launch User’s Guide Section 5, and Appendix 1.

2.6          CUSTOMER LOGO ON PAYLOAD FAIRING

Inmarsat shall have a cylindrical section of the payload fairing available for logos.  Size, colors and locations of logos are subject to approval by Sea Launch Management and Systems Engineering.

3.             MISSION ANALYSIS

Sea Launch shall perform the following analyses for the INMARSAT 4 Mission to ensure compatibility between the INMARSAT 4 SC/GSE and the Sea Launch System. Inmarsat provided inputs to integration analysis are defined in Section 7.  A preliminary delivery schedule for analysis results is defined in Table 6-1.

Table 3-1. Sea Launch Mission Analysis Tasks

Analysis	Content
Mission Design	Trajectory, in-flight maneuvers, post separation, contamination and collision avoidance, injection accuracy, flight performance reviews, and Orbit Characteristics and Dispersions
SC Acoustic Environment	Predicted acoustic environment for a specific mission, considering the SC configuration and any unique PLU design
Payload Fairing Separation	Predicted clearance between the separated Payload Fairing halves and critical SC locations, confirmation that there is no re-contact between the separated halves and the integrated launch vehicle
SC Separation	Predicted SC and upper stage dynamics (spin/tumble rates and relative velocity) as well as relative clearance during the separation event
Critical clearance analysis (dynamic)	Minimum clearance between SC and PLU for CLA, PLF separation, encapsulations, and SC separation
Coupled loads analysis	SC loads for all critical flight events
SC shock	Predicted shock environment experienced by the SC resulting from SC separation and all other ILV events
SC vibration	Predicted vibration at the SC interface occurring during ILV liftoff and flight
SC – PLA clearance analysis (static, for encapsulation)	SC to PLA clearance during encapsulation, static clearance for horizontal and vertical states
Thermal and Pressure

Payload processing facility environmental control system (ECS), Transportation phase payload unit ECS, Pre-launch ECS, Flight thermal analysis (ascent phase-pre –fairing jettison, ascent phase post fairing jettison and flight), Payload compartment pressure venting analysis

Contamination

Generic Contamination Analysis Report, generic Contamination Control Plan, mission unique CCAM Plume Impingement Analysis, if required – a mission unique contamination analysis and/or contamination control plan, if required

Avionics and Electrical Assessment	On-pad RF link assessment of SC telemetry & command functions, EMC assessment for SC/PLU emissions and susceptibility
Operations	SC/GSE ground ops assessment, final planning of operations, facilities, GSE, personnel

4.             LAUNCH SERVICES AND FACILITIES

Sea Launch shall provide Inmarsat with pre-launch and launch-site facilities and support services necessary for the processing, assembly, installation, transportation, fueling, and launch of commercial SC.

4.1          SEA LAUNCH HOME PORT, LONG BEACH, CALIFORNIA

4.1.1       Home Port Facilities

Sea Launch shall provide facilities at the Home Port for SC processing, SC fueling, and encapsulation into the payload fairing.  Details of Sea Launch Payload Processing Facilities (PPF) and customer office and storage areas are documented in the Sea Launch Facilities Accommodations Handbook, Section 3.  Mission unique facility configurations shall supersede the Sea Launch Facilities Accommodations Handbook, and shall be specified in the ICD.

4.1.2       Home Port Services

Sea Launch shall assist Inmarsat with arranging for transportation of the SC in its shipping container and GSE from local airports to the Home Port.

Sea Launch shall perform one fit check for each SC to verify the compatibility of the mechanical and electrical interfaces between the SC and the SCA.  This fit check is accomplished at the Sea Launch Payload Processing Facility at Home Port and does not include firing of the separation system.

Sea Launch shall provide SC environmental control during all phases of SC processing, per the Sea Launch Facilities Accommodations Handbook, Section 3.2.

Sea Launch shall provide equipment as defined in the Sea Launch Facilities Accommodations Handbook, Section 3.2.23 and 3.11.

Sea Launch shall provide security services for INMARSAT 4 SC, SC GSE, and personnel as defined in the Sea Launch Facilities Accommodations Handbook, Section 3.8.

Sea Launch shall provide miscellaneous services defined in the Sea Launch Facilities Accommodations Handbook, Section 3.14.

4.2          ASSEMBLY AND COMMAND SHIP (ACS)

4.2.1       Assembly Command Ship Facilities

Sea Launch shall provide facilities aboard the ACS for the mechanical and electrical integration of the encapsulated SC with the Zenit 3SL prior to transfer to the Launch Platform.  The ACS shall provide provisions for INMARSAT 4 launch support, living accommodations, customer office area and storage as defined in the Sea Launch Facilities Accommodations Handbook, Section 4.  Mission unique facility configurations shall be specified in the ICD.

4.2.2       Assembly Command Ship Services

Sea Launch shall provide meal, recreation, and medical services as defined in the Sea Launch Facilities Accommodations Handbook, Section 4.5.

Sea Launch shall provide security for INMARSAT 4 SC GSE and personnel as defined in the Sea Launch Facilities Accommodations Handbook, Section 4.6.

Sea Launch shall provide miscellaneous services defined in the Sea Launch Facilities Accommodations Handbook, Section 4.10.

Sea Launch shall provide communication services as defined in the Sea Launch Facilities Accommodations Handbook, Section 7.2.

4.3          LAUNCH PLATFORM (LP)

4.3.1       Launch Platform Facilities

Sea Launch shall provide facilities on-board the Launch Platform (LP) for Inmarsat 4 GSE and SC monitoring, storage area, office area, and living accommodations as defined in the Sea Launch Facilities Accommodations Handbook, Section 5.  Mission unique facility configurations shall be specified in the ICD.

4.3.2       Launch Platform Services

Sea Launch shall provide meal, recreation, and medical services as defined in the Sea Launch Facilities Accommodations Handbook, Section 5.4.

Sea Launch shall provide security services for INMARSAT 4 SC, SC GSE and personnel as defined in the Sea Launch Facilities Accommodations Handbook, Section 5.5.

Sea Launch shall provide communication services as defined in the Sea Launch Facilities Accommodations Handbook, Section 7.2.

Sea Launch shall provide SC environmental control during all phases of SC transit and launch operations, as defined in Section 2.5 of this exhibit.

4.4          COMMUNICATIONS

Sea Launch shall provide communications links for Inmarsat personnel between the ACS, LP, Home Port, and external sites during SC Home Port processing and mission operations as defined in the Sea Launch Facilities Accommodations Handbook, Sections 7.1 and 7.2.  Communications between the ACS and land facilities shall consist of telephones and internet connections.

Sea Launch shall provide spacecraft communications, which link Inmarsat personnel with the SC, as defined in the Sea Launch Facilities Accommodations Handbook, Section 7.3.

4.5          LAUNCH SERVICES

The following services are provided:

•      Sea Launch shall encapsulate the INMARSAT 4 SC in the launch vehicle payload fairing in the PPF. Sea Launch shall transfer the encapsulated SC from the PPF to the ACS.

•      Sea Launch shall integrate the encapsulated SC with the LV.

•      Sea Launch shall perform testing of the Integrated Launch Vehicle (ILV).

•      Sea Launch shall transfer the ILV from the ACS to the LP.

•      Sea Launch shall transport the ACS and LP from Home Port to the launch site and return to Home Port for the purpose of conducting the Launch.

•      Sea Launch shall conduct the launch of the SC during the launch window specified in the ICD.

•      Sea Launch shall coordinate special services such as launch events, VIP charter services to the launch site, and third party communications. Sea Launch and Inmarsat shall agree upon specific requirements, logistics, participation, and costs in advance, on a case-by-case basis.

4.6          RANGE SERVICES

Sea Launch shall provide all necessary range telemetry assets and provide tracking of the launch vehicle from launch through SC separation, via telemetry data (real time or recorded).

Sea Launch shall provide all necessary telemetry assets to verify LV functions and conditions from Launch to SC separation.  Telemetry (either real time or recorded) shall be provided during powered flight and for discrete events.

5.             POST LAUNCH SERVICES

Sea Launch shall provide the following post-launch services, according to the schedule provided in Section 6:

•      Post-launch tracking and reporting, including SC post-separation orbital parameters, to be delivered to Inmarsat at the launch site.

•      Post-launch Report.

6.             SEA LAUNCH RESPONSIBILITIES

In addition to other obligations of Sea Launch as set forth in this SOW, Sea Launch shall perform the tasks and provide the equipment and data specified below at the approximate times indicated.  Sea Launch and Inmarsat shall develop a program schedule that shall contain calendar dates for the accomplishment of the scheduled tasks.

Table 6.1.  Sea Launch Deliverables

Item	Typical contents	Due Date*
1. ICD	Precisely defines the SC mission requirements and interfaces with the Launch Vehicle	L-9.5 months
2. SC Campaign Document	Provides detailed implementation of the customer requirements into the operations and facilities.	L-2 months
3. Launch Description Document

Provides management definition for the activities to be performed by the Sea Launch Company for the preparation and launch of the Zenit-3SL integrated launch vehicle.  The document contains mission requirements, conditions and constraints

L-2 weeks
4. Master Countdown Procedure

Controls and defines the launch preparation process.  Coordinates the activities of the Sea Launch partners and the customer to achieve a launch capability during the appointed launch window.  Defines the communications architecture and protocol to be used by all parties during launch operations.  Provides formal steps for safing and securing the launch vehicle and payload in the event of a launch abort after ILV erection.

L-2 weeks
5. Launch Commit Criteria

Defines the Sea Launch program commit process and criteria for deployment from Home Port to the Launch Site and for Launch Countdown operations.  It identifies operational limitations and constraints for the Sea Launch program.

L-2 weeks
6. Verification Task Sheets	Describe each requirement in the spacecraft ICD and how it was verified.	L-2 months
7. Generic Contamination Plan	Establishes a plan, requirements and responsibilities for contamination control during operations at the Sea Launch Home Port, and while onboard the Assembly and Command Ship and Launch Platform.	L-10 months
8. Sea Launch Safety Regulations Manual

The Sea Launch Safety Regulations Manual, D688-10024-1, provides the details for the spacecraft safety integration process as defined in Chapter 3 and Chapter 4 of the document.  Spacecraft system design requirements are provided in Chapter 3 and operations planning and performance requirements are provided in Chapter 4.

L-10 months
9. Process Safety Management Plan

Addresses the regulatory safety requirements of California for the ability of the Sea Launch Home Port facility and operating personnel to accommodate the safe handling and transfer of customer propulsion system propellants.  The spacecraft propellants mononmethyl hydrazine and nitrogen tetroxide are included in a class of acutely hazardous materials requiring stringent hazard analysis and management.  The primary purpose of this plan is to address the safety of operating personnel.

L-10 months
10. Risk Management Plan

This document identifies the most credible hazard scenario for release of spacecraft propellants into the environment as a result of propellant related operations.  The primary purpose of this plan is to document the potential hazard to the surrounding community of Long Beach, CA as the result of the identified hazardous material release.

L-10 months
11. EMC Control Plan

Describes the EMC requirements, program controls, analyses, tests and specifications to be used for EMC assurance, as well as the engineering design, integration and test methods used to achieve and demonstrate system electromagnetic compatibility.

L-10 months

Item	Typical contents	Due Date*
12. Design Review Package (CDR)	Presents the results of the analyses and design work performed during the mission integration. Also includes SC interface, operational and facility requirements and SL compliance status.	L-6 months
13. Thermal Analysis Report	Facility Environmental Control System (ECS) Analysis Report, Transportation phase PLU ECS Report, Prelaunch ECS Analysis Report	L-6 months
14. Electromagnetic Compatibility Analysis	Provides EMC analysis of SC compatibility with all aspects of the SL system.	L-6 months
15. Venting Report	Provides analysis results and confirms SL compatibility with the requirements in the ICD	L-6 months
16. Coupled Loads Analysis Report	Includes SC interface accelerations and section loads in addition to the accelerations and loads for the supplied SC acceleration transformation matrix and the supplied SC load transformation matrix.	L-6 months
17. RF Link Analysis	Analysis of spacecraft RF communications link on the launch pad.	L-6 months
18. Fairing Separation Analysis	Analyis of fairing dynamics during separation to ensure adequate clearances exist.	L-6 months
19. Dynamic Clearance Analysis	Analyis of expected spacecraft and fairing deflections during launch to ensure adequate clearances exist.	L-6 months
20. Static Clearance Analysis	Analyis of expected spacecraft and fairing deflections during processing/encapsulation to ensure adequate clearances exist.	L-6 months
21. Acoustics, Vibration, and Shock Analysis	Analysis of expected spacecraft acoustic, vibration, and shock environments.	L-6 months
22. SC Separation Report	Provides analysis results and confirms SL compatibility with the requirements in the ICD	L-6 months
23. SC Injection orbit and attitude	Provides SC separation data, including flight elements, state vector, orbital elements, attitude and attitude rates about the SC axes. SL will endeavour to provide preliminary data within 20 minutes	Separation + 50 minutes
24. Post Launch Report	Contains analysis of prelaunch, launch, and flight data during the mission, including the actual environments seen by the SC as compared to values agreed to in the ICD.	L+60 days

*Dates are considered preliminary until a final agreement is reached at the Kick-Off Meeting

7.             INMARSAT RESPONSIBILITIES

In addition to other obligations of Inmarsat as set forth in this Statement of Work, Inmarsat shall perform the tasks and provide the equipment and data specified below in Table 7.1 at the times indicated (Sea Launch and INMARSAT 4 Mission Managers will mutually agree to mission specific schedules).  Sea Launch and Inmarsat shall develop a program schedule that shall contain calendar dates for the accomplishment of the scheduled tasks.

Table 7.1.  Inmarsat Deliverables

Item	Typical contents	Preliminary*	Final*
1) Completed user questionnaire

Questionnaire from the Sea Launch User’s Guide Preliminary information on spacecraft physical characteristics, flight design, electrical and mechanical interfaces, environments, ground processing requirements, and safety requirements

		N/A	EDC
2) Interface Requirements Document	Red-lined Sea Launch ICD from a previous mission or Customer’s own Interface Requirements Document	N/A	EDC
3) Spacecraft master schedule

Top-level program schedule that shows key program milestones including contract go-ahead, critical design review, acoustic test, sine vib test, thermal vac test, spacecraft preship review, spacecraft ship, launch

		at EDC	SC dellivery – 2 weeks
4a) Mission Trajectory	Spacecraft injection orbit SC mass to be used for mission design	N/A	L-10 months
4b) Flight Mechanics	In-flight attitude constraints Spacecraft nominal separation parameters	N/A	L-10 months
5) Launch window	Launch time and RAAN constraints	N/A	L-10 months
6) Spacecraft mass properties status reports	Spacecraft mass Three-axis center of gravity Three-axis moment of inertia about center of gravity Three-axis product of inertia about center of gravity Mass properties uncertainty ranges	L-10 months	L-4 months, followed by as-weighed data at SC delivery + 5 days
7) Spacecraft clearance CAD model	Three-dimensional geometric math model of spacecraft external surfaces in STEP format	L-10	L-8 months

Item	Typical contents	Preliminary*	Final*
8) Spacecraft thermal math model

Atmospheric (pre-launch and ascent phases) and flight telemetry versions

Timelines of events and sequences

Dissipation and charging profiles for powered spacecraft components

Definition of acceptable limits and ranges

Maximum aero heating/free molecular heating constraints

Solar exposure constraints (attitudes, durations)

Thermal/timeline constraints and requirements on flight operations

Preferences and restrictions on vehicle orientation, maneuvers, or attitudes

Typical formats-SINDA-G/SINDA85

		N/A	L-10 months
9) Spacecraft external surfaces geometric math model	Thermo-optical properties of external surfaces Map of GMM surfaces and corresponding thermal model nodes Typical formats-TRASYS, NEVADA, OPERA	N/A	L-10 months
10) Spacecraft umbilical definition	Connector part numbers (both halves) Umbilical pin-out and signal nomenclature Wiring shield arrangements Resistance and capacitance allocations	N/A	L-10 months
11) Spacecraft in-flight command and telemetry requirements	Base band signal characteristics Discrete command requirements Accelerometer interfaces Any special instrumentation requirements	N/A	L-10 months
12) Agreement on safety data submittals format and schedule	Format and review process to be implemented by the spacecraft customer and Sea Launch Schedule for processing and accepting the safety data	N/A	L-10 months
13) Matchmate pyro-shock test option requirement definition	Identify need to perform test Location of test	N/A	L-10 months

Item	Typical contents	Preliminary*	Final*
14) Phase I & II Customer prelaunch safety package

Description of safety-significant spacecraft and support systems (Phase I)

Hazard analysis identifying spacecraft system hazards (Phase I)

Hazard controls to be implemented (Phase II)

Phase II includes customer identification of previous mission hazardous procedures to be used for S/C Customer

Phase II includes notification by customer of which changes to operations affect safety

Exhaust products from spacecraft processing or system operation

		L-10 months (Phase I, SC product-line Generic)	SC delivery – 6 months (Phase II, S/C Customer specific)
15) Spacecraft clocking definition	Identification of restrictions on spacecraft orientation during horizontal processing	N/A	L-10 months
16) Access hatch location defined	Quantity and location of lower access hatches	L-10 months	L-8 months (limited to aft end of barrel section)
17) Spacecraft electrical ground support equipment definition	Electrical power requirements Dimensions and mass Desired locations	L-10 months	L-6 months
18) Spacecraft operations plan	Spacecraft operations flow and timeline for the Home Port	L-10 Months	L-6 months
19) Wiring/ cabling requirements and signal characteristics

Electrical wiring diagrams and schematics for electrical equipment that interfaces with or through the launch vehicle (accelerometers only)

Types of connectors, cables, wires, shields, bonding, and grounding

		N/A	L-10 months
20) Spacecraft solar exposure constraints	Solar exposure constraints	N/A	L-10 months
21) Spacecraft electromagnetic compatibility data	Conducted and radiated emissions and susceptibility of the spacecraft system	N/A	L-10 months
22) Non-standard spacecraft facilities requirements	Power, communications, and others	N/A	L-10 months, with implementation details at L-6 months

Item	Typical contents	Preliminary*	Final*
23) Spacecraft radio frequency system characteristics

Characteristics of SC T&C system, to include frequency, radio frequency power of transmitters, bandwidth, modulation, sensitivity of receivers, antenna polarization, antenna gain, and SC T&C antenna pattern (or power levels at selected bore sight angles)

Spacecraft re-radiation requirements

Radio frequency circuit losses for transmit and receive

		N/A	L-10 months
24) Logo defined	Desired logo of spacecraft customer delivered in electronic media (IGES, AI, or any PRO-E compatible format)	N/A	L10 months
25) Explosive policies/ procedures for matchmate test site	Plans, procedures, and policies that govern explosive device transportation, storage, use, and disposal at the test site	N/A	L-10 months
26) Spacecraft thermal requirements

Facility requirements

General ambient environments

Dedicated provisions (e.g., cooling air, purges)

Pre-launch thermal soak requirements

Maximum airflow velocities

Thermal interface requirements

Minimum/maximum interface attach point temperatures

Heat flow across interface

External environment requirements

Minimum/maximum radiation sink temperature requirements

Maximum aero-heating/free molecular heating constraints

		N/A	L-10 months
27) Spacecraft environmental assessment data

Unique design components or operations

Radioactive materials

Propellants and pressurized gases or liquids

Reactive or toxic chemicals

Structural materials

Exhaust products from spacecraft processing or system operation

Potential environmental effects from use or release of these items

		N/A	L-10 months
28) Spacecraft breakup data list

Identification of all spacecraft parts that can survive re-entry

Data to include quantities, dimensions, and mass in metric units, material of the re-entered parts, and illustrations showing the location of the parts on the spacecraft

		N/A	L-9 months

Item	Typical contents	Preliminary*	Final*
29) Fluid/ propellant systems characteristics	Inventory of fluid/propellant types, mass, and densities Three-axis center of gravity for fluids in each tank with fluid types specified Tank capacities Parameters of maximum loadable mass Ullage	N/A	L-9 months
30) Dynamic load model	Craig-Bampton dynamic model of the spacecraft Model description and units Acceleration transformation matrix Loads transformation matrix Spacecraft modal damping and rigid body mass properties	N/A	L-8 months
31) Spacecraft volumetric properties	Displaced volume	N/A	L-8 months
32) Spacecraft pressure requirements	Maximum allowable residual pressure in fairing at jettison Maximum allowable rate of pressure decay in fairing	N/A	L-8 months
33) Spacecraft passage airflow characteristics	Airflow characteristics between spacecraft internal cavities	N/A	L-8 months
34) Spacecraft contamination requirements

Facility requirements

Spacecraft surface molecular contamination requirements at launch and at spacecraft/upper stage separation

Spacecraft surface particulate contamination requirements at launch and at spacecraft/upper stage separation

Spacecraft debris requirements

Location of contamination-sensitive surfaces

Thermo-optical properties of contamination-sensitive surfaces

Planned access to spacecraft after encapsulation

Bagging and covering procedures during ground processing

		N/A	L-8 months if non-standard contamination requirements
35) Measured data on radio frequency systems emissions	Actual measured radio frequency characteristics of the spacecraft radio frequency transmitters, receivers, antennas, and related components	L-8 months	L-6 months
36) Radio frequency systems on/off timeline	On/off times of the radio frequency systems, including any autonomous testing, checkout, and actual countdown	L-8 months	L-2 months

Item	Typical contents	Preliminary*	Final*
37) Spacecraft hazardous procedures	Final mission specific hazardous procedures to be used in payload processing facility, assembly and command ship, or launch platform	L-8 months	SC delivery – 2 weeks
38) Explosive license/ permit for matchmate test site	Evidence of GovernmenL-issued license authorizing receipt and storage of explosive devices	N/A	L-7 months
39) Launch commit criteria	Identification of launch go/no-go criteria for spacecraft	L-6 months	L-2 months
40) Process safety management document	Updates to baseline document containing descriptions of hazard analyses, controls implemented, hazard communication, employee training, and change management processes	L-6 months	SC delivery – 2 weeks
41) Results of qual testing (dynamic sine, static loads testing, or both)	Sine vibration and static loads testing results	N/A	L-4 months
42) Spacecraft propellant tank and system certification package for Department of Transportation

Data containing design factors employed in spacecraft propellant tanks and systems

Tests conducted to verify tank manufacture and design integrity

Acceptance test verification for the specific tanks used in the spacecraft

		N/A	SC delivery – 30 days
43) Competent authority explosives classification approval for spacecraft transport

Evidence of approval of spacecraft explosives for transportation of the spacecraft as issued by the Government transportation authority of the spacecraft manufacturer or owner responsible for spacecraft shipment to Sea Launch (new or continuing)

		N/A	SC delivery – 30 days
44) Phase III Customer prelaunch safety package	Updates to Phase II Package Verification of hazard control implementations	N/A	SC delivery – 2 weeks
45) Safety-critical equipment certification	For the following types of equipment, list part #, location/type of certification: Propulsion system loading Spacecraft handling	N/A	SC delivery – 7 days
46) Personnel qualifications and certifications package

Personnel operating safety-critical equipment or performing hazardous operations at Sea Launch facilities

Package will show training completed, medical or other evaluations performed, certificates issued, and expiration dates for all certifications

		N/A	SC delivery – 7 days

Item	Typical contents	Preliminary*	Final*
47) Hazardous materials inventory package

List of hazardous materials to be brought to Sea Launch facilities, including quantities and methods of disposal

Material safety data sheets for all hazardous materials brought to Sea Launch facilities

Unique storage, handling, and personnel protection requirements involved with any of the hazardous materials

		N/A	SC delivery – 7 days
48) Spacecraft interface control document verification package	All reports that demonstrate completion of verification of requirements on the spacecraft customer in the mission-unique spacecraft/Sea Launch interface control document	L-3 months (status)	L-1 month
49) Post-separation data	Post separation spacecraft attitude and position data	N/A	L+5 days
50) Risk Management Plan Certification	S/C Customer certification of compliance with SL Risk Management Plan	N/A	SC delivery – 2 weeks

*Dates are considered preliminary until a final agreement is reached at the Kick-Off Meeting

ANNEX A, APPENDIX 1

STATEMENT OF WORK

for

LAUNCH SERVICES

Inmarsat-4 program main technical issues

You will find enclosed a summary of the main technical topics for the INMARSAT-4 program, to be addressed during the working meeting scheduled on the 11th and 12th of February.

Basically, all requirements indicated in the document “INMARSAT 4/Sea Launch interface requirement” reference INM4.SP.00002.S.MMS issue 2 revision 2 dated Feb. 2002 are still applicable.

The main changes or updates are described in the following chapters.

The chapters concerning the launch operations requirements will be updated later during further discussions concerning launch campaign, most of the INTELSAT-X requirements may be applicable (TBC by ASTRIUM).

1 INMARSAT-4 anticipated waivers to SL user’s guide

1.1   Acoustic environment:

The preliminary acoustic test plan that is planned for INMARSAT-4 is described on figure 1.

Only a minor deviation of 0.1 db is requested in the 250 Hz octave band Vs User’s guide requirements.

This should be acceptable since Sea Launch has already technically approved a larger waiver in these frequency bands (See Boeing fax reference JWE-02-016 dated 07 march 2002).

Since margins are large Vs measured flight limit levels, Sea Launch is requested to confirm that the acoustic flight limit levels that will be indicated in the ICD will be lower or equal to the Inmarsat flight limit levels (acceptance) indicated on figure 1. In particular no additional margin will be requested regarding fill factor effect or local acoustic protection removal effect (very local area, that may be limited to the TMA thrusters).

1.2   Shock environment:

The shock environment specified by Sea Launch when using the 1194VS low shock separation system is described on figure 2.

The Eurostar 3000 platforms have been qualified Vs the environment described on Figure 3. Whatever the flight events, the maximum flight level shock at the spacecraft separation plane shall not exceed that shown on Figure2. This figures applies at a level of 12.5 cm above the separation plane, on the satellite side. It is to be noted that this spectrum represents loads imparted by clampband separation (i.e. mainly driven by radial shock inputs).

A minimum margin of 3 dB has been considered for equipment qualification on top of the environment generated by this shock environment.

Summary of the methodology used for Eurostar 3000 qualification to shocks:

A clampband release has been performed on the Eurostar 3000 STM. The separation system used for this test was a classical 1194 SAAB separation system (about 30 kN band tension) equivalent to the Sea Launch standard SCA 1194 spacecraft adaptor.

The induced shock environment has been measured at most equipment locations.

The qualification specifications for the equipment and subsystems have been derived from the above measurements, using a minimum margin of 3 dB for qualification.

1

It is considered that this approach is conservative Vs the needs for a flight on Sea Launch for the following reasons:

•      The standard SCA 1194 separation system has been used for qualification that should cover the shock levels induced by the low shock separation system used for INMARSAT with the SCA 1194VS.

•      The shock attenuation into the flight models should be higher for spacecraft flight models than for the STM due to the presence of electrical harness, heat pipes and real equipment hardware. It should generate more damping than the blank panels (no heat pipes nor electrical harnesses) equipped with mass dummies that were mounted on the STM.

The shock qualification is thus basically achieved on ground at subsystem level. The separation shocks tests that will be performed on the INMARSAT flight models at system level will be used to confirm that the shock attenuation is equal or lower than the STM and as an acceptance at system level.

This should be basically the same waiver that was requested for Intelsat-X (that was using the standard SCA1194 adaptor).

Sea Launch is requested to confirm that this approach is acceptable and that the qualification to shock for launching on Sea Launch is acceptable even the User’s guide shock specification shown on Figure 1 is not demonstrated.

Sea Launch is also requested to provide the qualification status of the SCA1194VS adaptor as far as the measured shock levels induced by the low shock separation system.

2. Main technical topics and S/C requirements

2.1 S/C mass characteristics

The Centre of gravity coordinates are referenced in the S/C coordinate system, the origin being the geometrical centre of the separation plane.

		CG Coordinates (m)
	Mass (kg)	Xs	Ys	Zs
SPACECRAFT	6025	0.018	0.001	1.909
Tolerances	+/- 50	(Xs2+Ys2)1/2 < 0.025		+/- 0.025

The moments of inertia are referenced in the S/C coordinate system where the origin is at the centre of gravity of the S/C.

The products of inertia are calculated by the following equation: Pxy=+¿xydm

	Moment of inertia (kg.m2)			Product of inertia (kg.m2)
	Ixx	Iyy	Izz	Pxy	Pyz	Pzx
SPACECRAFT	14963	14711	5982	152.8	-11.2	34.6
TOLERANCES	+/- 5%			+/- 30	+/- 50

For information the mass of 6025 kg corresponds to the full chemical tanks configuration.

The +/- 50 kg tolerance value on the S/C mass corresponds to uncertainties on the dry mass typical at this stage of the program.

2

The above characteristics will be updated in the coming weeks but are close and conservative w.r.t. the upcoming values, and are good bases for the preliminary analyses.

2.2 Orbital parameters at separation

The elements of the transfer orbit at injection shall be as follows based on a separated mass of 6066 kg.

Any lighter mass of the SC shall be used to improve the orbital parameters in order to minimise the Delta V required on the SC.

Ha	altitude of apogee (at apogee)	35786 km
Hp	altitude at perigee (at perigee)	200 km or higher
I	inclination	between 0 and 3deg depending on the launch date
☐	argument of perigee	between -10º&+10º and between 170º&190º depending on the launch date
☐	right ascension of ascending node	free for optimisation

The argument of perigee will be optimised to achieve the INMARSAT mission requirements. Sea Launch is requested to provide the performance losses associated to the argument of perigee variation (in case of one or two burns strategy).

The argument of perigee value will be associated with the launch window for all days of the years in the range indicated above.

2.3 Separation mode and attitude pointing at separation

Separation at a spin rate of 2.5º/s (+/- 0.6º/s) about the satellite Z axis. The transverse rates shall be not greater than 0.6 º/s at 3☐.

The spacecraft attitude shall be such that the satellite Z-axis is normal to the satellite-sun line and in the orbit plane. The spin axis pointing error shall be less than 2.5º.

2.4 Umbilical connectors

The pin allocation for both umbilical connectors is described in Annex 1.

The references of 61 pins umbilical connectors to be procured at Deutsch by Sea Launch on the LV side are the following:

•      “025 8210 61 ARIANE” on -Y SC side

•      “025 8214 61 ARIANE” on +Y SC side

3

2.5 Thermal constraints

The thermal limitations are described in the IRD refered above.

Main constraints are:

SC LVA ring temperature has to remain above +5ºC (LV uncertainties and margins included)

Batteries temperature must be limited to +25ºC at the highest. In order to protect batteries from overshoot the charge will be stop at 22ºC (take into account chemical phenomenon in the cells and thermal inertia).

The 3º overshoot on batteries temperature has been verified during charging tests on INMARSAT batteries.

The thermal analysis must thus demonstrate batteries temperature below 22ºC since overshoot cannot be simulated).

The SC thermal model is available at ASTRIUM in a format acceptable by Sea Launch (THERMICA, accordingly to J. Ellinthorpe).

Dedicated ventilation is needed for battery charging onto the launcher up to a period as close as possible from the launch (D-1?). The description of the access point onto the SC as far as ventilation requirement has been provided to sea Launch last early 2002 and is recalled on Figure4. We need one ventilation pipe per battery, the other ventilation hole is used to vent the air directly into the clean room or fairing cavity (no pipe is needed for outlet). Access to the four holes in the batteries MLI through the fairing is needed since we need to close the four ventilation holes prior flight.

2.6 Spacecraft CLA model

The final Spacecraft CLA model to be used for LV analyses will be available week 6.

This model is the final FEM model to be used for sine tests preparation.

The Format (NASTRAN output 4) and size is acceptable by Sea Launch (accordingly to J. Ellinthorpe).

2.7 SC CAD model

The SC CAD model to be used for fairing accommodation should be available by mid February (TBC by ASTRIUM).

The IGES format is acceptable by Sea Launch (accordingly to J. Ellinthorpe).

The most critical area (TMA and deployable reflector) should be slightly les critical than in the preliminary model received by Sea Launch (TBC by ASTRIUM).

The volume below the separation plane specific to INMARSAT is described on Figure5.

2.8 S/C radio compatibility

S/C susceptibility to radiations is described on Figure 6.

S/Cradiated emissions are described on figure 7.

4

2.9 ICD preparation

The INMARSAT-4 / Sea Launch ICD has to be prepared based on the IRD referenced above, including the updates enclosed in this document.

It should be quicker to redline the INTELSAT-10 ICD, by incorporating the INMARSAT-4 specific requirements.

Most of the launch campaign requirements applicable to INTELSAT should be applicable to INMARSAT, see IRD for specificities. This will be redlined with ASTRIUM during the preliminary launch campaign preparation meeting (to be performed soon in Long Beach).

Best regards

5

FIGURE 1

INMARSAT-4 proposed levels for PFM&FMs acoustic tests

Octave Band (Hz)	Sea Launch FLL User’s Guide Rev.B 07/2000 (dB–Ref. 20 μPa)	INM4 Flight Limit Level (Agreed LMAO levels) (dB–Ref. 20 μPa)	INM4 Protoflight limit level (INM4 FLL+3dB) (dB–Ref. 20 μPa)	Test tolerances (dB–Ref. 20 μPa)
31.5	124.5	129.0	132.0	-2/+4
63.0	130.1	134.0	137.0	-1/+3
125.0	134.8	136.0	139.0	-1/+3
250.0	138.1	138.0	141.0	-1/+3
500.0	134.1	135.0	138.0	-1/+3
1000.0	127.8	129.0	132.0	-1/+3
2000.0	123.8	125.0	128.0	-1/+3
4000.0	120.3	121.0	124.0	-4/+4
8000.0	116.3	117.9	120.9	-4/+4
OASPL	141.6	142.6	145.6	-1/+3

6

FIGURE 2

FIGURE 3

7

FIGURE 4

Coordinates of the center of the two batteries ventilation holes (per battery pack).

These coordinates are given with reference to the S/C coordinate system origin located at the center of the S/C separation plane (X, Y, Z) :

A= 1042.425 , -857.5 , -145.75	B= 1042.425 , 857.5 , -145.75

D= -1042.425, -857.5, -145.75	C= -1042.425, 857.5, -145.75

8

FIGURE 5

Volume below the separation plane

9

SECTION A-A
+Z sat
791.43
SEPARATION PLANE
+X sat
180.4
424.61
825.81
1468
789.75
820.08
427.48
450
480
D-D
TYPICAL SECTION
120
51.5
55
SEPARATION PLANE
SECTION C-C
+Y sat
SEPARATION PLANE
1170
720.23
410
+Z sat
+Y sat
1307.1
1601.55
1480
1204.7
718.93
535
166
332
Ø3580
656.11
656.11
860.09
335.27
+X sat
SECTION F
STRUTS PROFILE
Ø1194
Ø612.6
Ø580.1
13.7
VOLUME WITHOUT PLASMIC

NOTE: VIEWS G,H AND J ARE TBD

Ed	Rev	Zone	Libellé	Nom	Date
03	00	**	Plan Duplité Plan Conf.		
03	00	**	Modif. DM-2071-EURO	BET	15/03/02
02	00		Modif. DM-1664-EURS		22/06/01
01	00		Modif. DM_1228_EURO issu 113T41_E8_A1_02	BET	17/11/00

Dessiné	Vérifié	Visé	Duplité
BET 17/11/00			

Format	Project.	Référence projet	
A0		Radical:00000	N° OT: 00000

astrium

EUROSTAR 3000

ALL VERSIONS
VOLUME BELOW LAUNCHER SP

Type	N° ARTICLE	Ed.	Rev.	Folio
IRD	DP0003989	03	00	02/04

15/03/2002 15 55 23

10

FIGURE6

INMARSAT-4 susceptibility to radiations

Frequency (MHz)	E_Field (dBμV/m)
0.0001	120
1000	120
1000	148
6338.5	148
6338.5	80
6340.5	80
6340.5	148
30000	148

The susceptibility level is at equipment surface. To evaluate the effect of the launcher radiated field on the L/V onto S/C TC receivers, the launcher radiation level at S/C separation plane region must be attenuated by 33 dB to account for the presence of S/C structures and MLI and the location of the TC receivers inside the S/C.

11

FIGURE 7

INMARSAT-4 radiated emissions (TM emitters OFF)

F (MHz)	E-Field (dBμV/m)	F (MHz)	E-Field (dBμV/m)
1	29.4	200.00	40.7
2.00	29.4	200.00	37
2.00	30.5	300.00	37
3.00	30.5	300.00	32.5
3.00	27.5	400.00	32.5
5.00	27.5	400.00	30.7
5.00	28.3	500.00	30.7
6.00	28.3	500.00	30.8
6.00	32.7	600.00	30.8
7.00	32.7	600.00	32.4
7.00	39.3	700.00	32.4
8.00	39.3	700.00	30
8.00	41.3	800.00	30
9.00	41.3	800.00	27.7
9.00	47.2	1000.00	27.7
10.00	47.2	1000.00	27.6
10.00	59	1500.00	27.6
20.00	59	1500.00	26.1
20.00	48.1	1575.00	26.1
30.00	48.1	1575.00	10.4
30.00	33.9	1660.50	10.4
40.00	33.9	1660.50	26.7
40.00	34.8	1930.00	26.7
60.00	34.8	1930.00	15.4
60.00	33.5	2690.00	15.4
80.00	33.5	2690.00	26.1
80.00	43.3	5850.00	26.1
100.00	43.3	5850.00	29.1
100.00	43.8	6500.00	29.1
150.00	43.8	6500.00	26.1
150.00	40.7	47000.00	26.1

S/C attenuation through the MLI and walls is included (20 dB).

The S/C telemetry is OFF in these figures.

These levels apply at the S/C separation plane.

12

ANNEX 1 : 61 LINKS CONFIGURATION : UMBILICAL CONNECTORS PIN ALLOCATION (1/2)

Connecteur P1 (-Y)

Pin Nb	Function	Max Volt (V)	Mx Current (Amp)	Specific Requirement	P(ower) or S(ignal)
1	SCUA TCaux DATA RTN	5	<0.001	Twisted with 6, shielded	S
2	SCUA TCaux PRESENCE RTN	5	<0.001	Twisted with 7, shielded	S
3	SCUA TCaux CLOCK RTN	5	<0.001	Twisted with 10, shielded	S
4	spare				S
5	spare				S
6	SCUA TCaux DATA	5	<0.001	Twisted with 1, shielded	S
7	SCUA TCaux PRESENCE	5	<0.001	Twisted with 2, shielded	S
8	LAUNCHER -Y STRAP	—	—	Strapped to 9 in spacecraft (launcher use)	S
9	LAUNCHER -Y STRAP RTN	—	—	Strapped to 8 in spacecraft (launcher use)	S
10	SCUA TCaux CLOCK	5	<0.001	Twisted with 3, shielded	S
11	SCUA AUXILIARY TM	1,75	<0.01	Twisted with 24, shielded	S
12	SCUA RX DATA COMP	5	<0.05	Twisted with 26, shielded	S
13	LV INHIBITION	5	<0.005	Strapped to 28 in launcher adaptor (S/C use)	S
14	SHIELDING	—	—	Shield	S
15	BDR1 SUPPLY RTN	0V	<5	Twisted with 18	P
16	BDR1 SUPPLY RTN	0V	<5	Twisted with 19	P
17	BAT1 RELAY CD RTN	0V	<3.5	Twisted with 35 and 58	P
18	BDR1 SUPPLY	50	<5	Twisted with 15	P
19	BDR1 SUPPLY	50	<5	Twisted with 16	P
20	BDR1 SUPPLY	50	<5	Twisted with 33	P
21	SEP - Y DETECTION	5	0,001	Strapped to 22 in launcher adaptor (S/C use)	S
22	SEP -Y DETECTION RTN	0V	0,001	Strapped to 21 in launcher adaptor (S/C use)	S
23	SCUA TCaux TONE EXECUTE	5	<0.01	Twisted with 43, shielded	S
24	SCUA AUXILIARY TM RTN	0V	<0.01	Twisted with 11, shielded	S
25	SCUA AUXILIARY TM DWELL	1,25	<0.01	Twisted with 44, shielded	S
26	SCUA RX DATA TRUE	5	<0.05	Twisted with 12, shielded	S
27	BAT1 RELAY ST	5	0,001	Twisted with 47	S
28	LV INHIBITION return	5	<0.005	Strapped to 13 in launcher adaptor (S/C use)	S
29	SCUA AUXILIARY TM	1,75	<0.01	Twisted with 30, shielded	S
30	SCUA AUXILIARY TM RTN	0V	<0.01	Twisted with 29, shielded	S
31	BDR1 SUPPLY RTN	0V	<5	Twisted with 36	P
32	BDR1 SUPPLY RTN	0V	<5	Twisted with 37	P
33	BDR1 SUPPLY RTN	0V	<5	Twisted with 20	P
34	Bus 2 voltage (NC in 1 PSR conf)	5	<0.0025	Shielded,	S

13

35	BAT1 RELAY OFF CD	28	<3.5	Twisted with 17 and 58	P
36	BDR1 SUPPLY	50	<5	Twisted with 31	P
37	BDR1 SUPPLY	50	<5	Twisted with 32	P
38	BUS1 SUPPLY	50	<5	Twisted with 52	P
39	BDR1 SUPPLY	50	<5	Twisted with 56	P
40	BAT1 VOLTAGE	50	<0.05	Shielded,	S
41	PSRA 0V MEASURE	0V	<0.05	Shielded,	S
42	BUS1 VOLTAGE	5	<0.0025	Shielded,	S
43	SCUA TCaux TONE EXECUTE RTN	5	<0.01	Twisted with 23, shielded	S
44	SCUA AUXILIARY TM DWELL RTN	0V	<0.01	Twisted with 25, shielded	S
45	SCUA TX DATA TRUE	5	<0.05	Twisted with 46, shielded	S
46	SCUA TX DATA COMP	5	<0.05	Twisted with 45, shielded	S
47	BAT1 RELAY ST RTN	0V	0,001	Twisted with 27	S
48	BAT1 TEMPERATURE	5	0,0005	Shielded,	S
49	BAT1 CURRENT (+)	5	<0.0025	Shielded,	S
50	BUS1 CURRENT	5	<0.0025	Shielded,	S
51	BAT1 BDRs INPUT VOLTAGE	50	<0.05	Shielded	S
52	BUS SUPPLY RTN	0V	<5	Twisted with 38	P
53	BUS SUPPLY RTN	0V	<5	Twisted with 61	P
54	BDR1 SUPPLY RTN	0V	<5	Twisted with 59	P
55	BDR1 SUPPLY RTN	0V	<5	Twisted with 60	P
56	BDR1 SUPPLY RTN	0V	<5	Twisted with 39	P
57	XENON TEMPERATURE	5	0,0005	Shielded,	S
58	BAT1 RELAY ON CD	28	<3.5	Twisted with 17 and 35	P
59	BDR1 SUPPLY	50	<5	Twisted with 54	P
60	BDR1 SUPPLY	50	<5	Twisted with 55	P
61	BUS1 SUPPLY	50	<5	Twisted with 53	P

(*) Only for NIH2 Battery. Otherwise pins not wired

14

ANNEX 1 : 61 LINKS CONFIGURATION : UMBILICAL CONNECTORS PIN ALLOCATION (2/2)

Connecteur P2 (+Y)

Pin Nb	Function	Max Volt (V)	Mx Current (Amp)	Specific Requirement	P(ower) or S(ignal)
1	SCUB TCaux DATA RTN	5	<0.001	Twisted with 6, shielded	S
2	SCUB TCaux PRESENCE RTN	5	<0.001	Twisted with 7, shielded	S
3	SCUB TCaux CLOCK RTN	5	<0.001	Twisted with 10, shielded	S
4	spare				S
5	spare				S
6	SCUB TCaux DATA	5	<0.001	Twisted with 1, shielded	S
7	SCUB TCaux PRESENCE	5	<0.001	Twisted with 2, shielded	S
8	LAUNCHER +Y STRAP	—	—	Strapped to 9 in spacecraft (launcher use)	S
9	LAUNCHER +Y STRAP RTN	—	—	Strapped to 8 in spacecraft (launcher use)	S
10	SCUB TCaux CLOCK	5	<0.001	Twisted with 3, shielded	S
11	SCUB AUXILIARY TM	1,75	<0.01	Twisted with 24, shielded	S
12	SCUB RX DATA COMP	5	<0.05	Twisted with 26, shielded	S
13	LV INHIBITION	5	<0.005	Strapped to 28 in launcher adaptor (S/C use)	S
14	SHIELDING	—	—	Shield	S
15	BDR2 SUPPLY RTN	0V	<5	Twisted with 18	P
16	BDR2 SUPPLY RTN	0V	<5	Twisted with 19	P
17	BAT2 RELAY CD RTN	0V	<3.5	Twisted with 35 and 58	P
18	BDR2 SUPPLY	50	<5	Twisted with 15	P
19	BDR2 SUPPLY	50	<5	Twisted with 16	P
20	BDR2 SUPPLY	50	<5	Twisted with 33	P
21	SEP + Y DETECTION	5	0,001	Strapped to 22 in launcher adaptor (S/C use)	S
22	SEP +Y DETECTION RTN	0V	0,001	Strapped to 21 in launcher adaptor (S/C use)	S
23	SCUB TC TONE EXECUTE	5	<0.01	Twisted with 43, shielded	S
24	SCUB AUXILIARY TM RTN	0V	<0.01	Twisted with 11, shielded	S
25	SCUB AUXILIARY TM DWELL	1,25	<0.01	Twisted with 44, shielded	S
26	SCUB RX DATA TRUE	5	<0.05	Twisted with 12, shielded	S
27	BAT2 RELAY ST	5	<0.001	Twisted with 47	S
28	LV INHIBITION return	5	<0.005	Strapped to 13 in launcher adaptor (S/C use)	S
29	SCUB AUXILIARY TM	1,75	<0.01	Twisted with 30, shielded	S
30	SCUB AUXILIARY TM RTN	0V	<0.01	Twisted with 29, shielded	S
31	BDR2 SUPPLY RTN	0V	<5	Twisted with 36	P
32	BDR2 SUPPLY RTN	0V	<5	Twisted with 37	P
33	BDR2 SUPPLY RTN	0V	<5	Twisted with 20	P
34	XENON / HELIUM TEMPERATURE RTN	0V	0,0005	Shielded,	S

15

35	BAT2 RELAY OFF CD	28	<3.5	Twisted with 17 and 58	P
36	BDR2 SUPPLY	50	<5	Twisted with 31	P
37	BDR2 SUPPLY	50	<5	Twisted with 32	P
38	BUS1 SUPPLY or Bus 2 supply in 2 PSR conf	50	<5	Twisted with 52	P
39	BDR2 SUPPLY	50	<5	Twisted with 56	P
40	BAT2 VOLTAGE	50	<0.05	Shielded,	S
41	PSRA 0V MEAS or PSRB 0V measure in 2 PSR conf	0V	<0.05	Shielded,	S
42	Bus2 current or NC in 1 pSR conf	0V	<0.005	Shielded,	S
43	SCUB TC TONE EXECUTE RTN	5	<0.01	Twisted with 23, shielded	S
44	SCUB AUXILIARY TM DWELL RTN	0V	<0.01	Twisted with 25, shielded	S
45	SCUB TX DATA TRUE	5	<0.05	Twisted with 46, shielded	S
46	SCUB TX DATA COMP	5	<0.05	Twisted with 45, shielded	S
47	BAT2 RELAY ST RTN	0V	<0.001	Twisted with 27	S
48	BAT2 TEMPERATURE	5	0,0005	Shielded,	S
49	BAT2 CURRENT (+)	5	<0.0025	Shielded,	S
50	BATTERY TEMP RTN	0V	<0.001	Shielded,	S
51	BAT2 BDRs INPUT VOLTAGE	50	<0.05	Shielded	S
52	BUS SUPPLY RTN	0V	<5	Twisted with 38	P
53	BUS SUPPLY RTN	0V	<5	Twisted with 61	P
54	BDR2 SUPPLY RTN	0V	<5	Twisted with 59	P
55	BDR2 SUPPLY RTN	0V	<5	Twisted with 60	P
56	BDR2 SUPPLY RTN	0V	<5	Twisted with 39	P
57	HELIUM TEMPERATURE	5	0,0005	Shielded,	S
58	BAT2 RELAY ON CD	28	<3.5	Twisted with 17 and 35	P
59	BDR2 SUPPLY	50	<5	Twisted with 54	P
60	BDR2 SUPPLY	50	<5	Twisted with 55	P
61	BUS1 SUPPLY or Bus2 supply in 2 PSR conf	50	<5	Twisted with 53	P

(*) Only for NIH2 Battery. Otherwise pins not wired

16